UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AUTODESK, INC.
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December 3, 2013
Dear Autodesk Stockholder:
You are cordially invited to attend Autodesk’s Special Meeting of Stockholders to be held on Tuesday, January 14, 2014, at 3:00 p.m., Pacific Time, at our San Francisco office, The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.
At the special meeting, you will be asked to approve an amendment to the Autodesk 2012 Employee Stock Plan to increase the number of shares reserved for issuance under the plan by 11,350,000 shares and add new performance goals.
Autodesk provides equity compensation to our employees as an incentive to align their interests with those of our stockholders, which we believe increases long-term stockholder value. We believe that our equity compensation programs are an essential tool in helping us to attract and retain talented and highly-skilled individuals to serve as employees. We also believe that our equity compensation plans motivate high levels of performance and create incentives that reward the contributions of our employees.
Approval of the amendment to the 2012 Employee Stock Plan is necessary if we are to continue to remain competitive in making equity compensation a key part of the total compensation of our employees, as has been the case since Autodesk’s inception. If the amendment to the 2012 Employee Stock Plan is not approved at the special meeting, we likely will run out of shares to grant under the plan by the middle of fiscal 2015. If we are no longer able to offer equity compensation, we believe that our ability to attract and retain talented employees will be seriously affected, and in turn, we believe that our long-term success may suffer.
The accompanying Notice of Special Meeting of Stockholders and Proxy Statement describe this proposed amendment in greater detail. We encourage you to read this information carefully.
We are once again relying on the Securities and Exchange Commission rule that allows us to furnish our proxy materials to our stockholders over the Internet rather than in paper form. We believe this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without hindering our stockholders' timely access to this important information.

We hope that you will be able to attend the special meeting. Whether or not you plan to attend the special meeting, please vote on the Internet, by telephone or other voting method, or request, sign, date and return a proxy card to ensure your representation at the special meeting. Your vote is very important.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Carl Bass
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	Tuesday, January 14, 2014, at 3:00 p.m., Pacific Time.
Place	Autodesk’s San Francisco office, located at: The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.
Items of Business	(1) Approve an amendment to the Autodesk, Inc. 2012 Employee Stock Plan to increase the number of shares reserved for issuance under the plan by 11,350,000 shares and add new performance goals.
(2) To transact such other business as may properly come before the special meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders.
Adjournments and Postponements
Any action on the items of business described above may be considered at the special meeting at the time and on the date specified above or at any time and date to which the special meeting may be properly adjourned, postponed or delayed.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on November 15, 2013.
Voting
Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read the Proxy Statement and to vote. You can vote on the Internet, by telephone, or by requesting, signing, dating and returning your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Special Meeting and Procedural Matters” beginning on page 1 of the Proxy Statement and the instructions on the notice of Internet availability of proxy materials.

All stockholders are cordially invited to attend the Special Meeting. If you attend the special meeting, you may vote in person by ballot even if you previously voted on the Internet or by telephone or signed, dated and returned a proxy card.

By Order of the Board of Directors,

Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary
This notice of Special Meeting, Proxy Statement and accompanying form of proxy card are being made available on or about December 3, 2013.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS AND PROCEDURAL MATTERS

Special Meeting

Q: Why am I receiving these proxy materials? ______________________________________________________________________________________________________

A: The Board of Directors (the “Board”) of Autodesk, Inc. (“Autodesk,” “we” or “our”) is providing these proxy materials to you in connection with the solicitation of proxies for use at our Special Meeting of Stockholders, and at any adjournment, postponement or other delay thereof (the “Special Meeting”), to be held on Tuesday, January 14, 2014, at 3:00 p.m., Pacific Time, for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our stockholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a stockholder has specifically requested a paper copy of this Proxy Statement.

Q: Where is the Special Meeting?
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A: The Special Meeting will be held at Autodesk’s San Francisco office, located at The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105. The telephone number at that location is (415) 356-0700. Directions and maps to the Special Meeting are available at www.autodesk.com under “Contact Us.”

Q: What will be voted on at the Special Meeting?
______________________________________________________________________________________________________

A: At the Special Meeting, stockholders will be asked to vote to approve an amendment to the Autodesk, Inc. 2012 Employee Stock Plan (the “2012 Employee Plan”) to increase the number of shares reserved for issuance under the 2012 Employee Plan by 11,350,000 shares and add new performance goals (Proposal 1).

Q: Can I attend the Special Meeting?
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A: Yes, you can attend the Special Meeting in person if you are a stockholder of record or a beneficial owner as of November 15, 2013 (the “Record Date”). Please notify David Gennarelli, Autodesk’s Director of Investor Relations, by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com if you plan to attend the Special Meeting.

Attendance at the Special Meeting will be limited to stockholders and Autodesk’s invited guests. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held in a brokerage account or by a bank, broker or other agent, you also will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

The Special Meeting will begin promptly at 3:00 p.m., Pacific Time. Please leave ample time for parking and to check in.

Q: Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of this Proxy Statement?
______________________________________________________________________________________________________

A: We are once again relying on a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the Internet or how to request a paper copy of proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the

Special Meeting Proxy Statement 1

instructions contained in the Notice. Proxy materials for our 2014 and future annual and special meetings of stockholders will be delivered to all of our stockholders by a Notice rather than in paper form unless a stockholder specifically requests to receive printed proxy materials.

Q: Why did I receive a paper copy of this Proxy Statement in the mail and not a Notice regarding the Internet availability of proxy materials?
____________________________________________________________________________________________________

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided at www.autodesk.com under “Investor Relations” or on your proxy card or voting instruction form.

Stock Ownership, Quorum and Voting

Q: Who is entitled to vote at the Special Meeting?
______________________________________________________________________________________________________

A: Holders of record of Autodesk’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Special Meeting. Beneficial owners have the right to direct their broker or other agent on how to vote their shares at the Special Meeting, as described below. Stockholders are entitled to cast one vote for each share of Common Stock they hold as of the Record Date.

As of the Record Date, there were 225,091,282 shares of Common Stock outstanding and entitled to vote at the Special Meeting. No shares of Autodesk’s Preferred Stock were outstanding.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
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A: Stockholders of record—If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by Autodesk.

Beneficial owners—Most Autodesk stockholders hold their shares through a broker or other agent rather than directly in their own name. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker or other agent that holds your shares, giving you the right to do so.

Q: How many shares must be present or represented by proxy to conduct business at the Special Meeting?______________________________________________________________________________________________________

A: The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, is necessary to constitute a quorum at the Special Meeting. Stockholders are counted as present if they are present in person at the Special Meeting or have properly submitted a proxy. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Special Meeting.

Q: What are “broker non-votes”?______________________________________________________________________________________________________

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can still vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Broker non-votes

Special Meeting Proxy Statement 2

occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or other agent holding the shares as to how to vote on matters deemed “non-routine.” If a broker or other record holder of our Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a broker or other agent, please be sure to instruct your broker or other agent how to vote to ensure that your vote is counted on the proposal.

Q: Is Proposal 1 considered “routine” or “non-routine”?______________________________________________________________________________________________________

A: The approval of the amendment to the 2012 Employee Plan to increase the number of shares reserved for issuance under the 2012 Employee Plan by 11,350,000 shares and add new performance goals (Proposal 1) is considered a non-routine matter under applicable rules. A broker or other agent cannot vote without instructions on non-routine matters, so there may be broker non-votes on Proposal 1.

Q: How can I vote my shares in person at the Special Meeting?
______________________________________________________________________________________________________

A: If you hold shares in your name as the stockholder of record, you may vote those shares in person at the Special Meeting. If you hold shares beneficially in street name, you may vote those shares in person at the Special Meeting only if you obtain a “legal proxy” from the broker or other agent that holds your shares giving you the right to do so. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Special Meeting?
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A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:

•	by using the Internet voting site,

•	by calling the toll-free telephone number listed on the proxy card and Notice, or

•
by requesting a proxy card from Autodesk by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com, and completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided.

Proxy cards submitted by mail must be received by the time the Special Meeting begins in order for your shares to be voted. If you sign, date and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

Specific instructions for using the telephone and Internet voting systems are on the proxy card and Notice. The telephone and Internet voting systems for stockholders of record will be available until 11:59 p.m. (Eastern Time) on January 13, 2014.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if Internet and telephone voting are available, and if so, how to access and use those methods.

Q: What is the voting requirement to approve Proposal 1?
______________________________________________________________________________________________________

A: The affirmative vote of a majority of the votes duly cast is required to approve the amendment to the 2012 Employee Plan (Proposal 1).

2012 Employee Plan and Equity Compensation at Autodesk

Q:	Why is Autodesk asking stockholders to approve the amendment to the 2012 Employee Plan?
__________________________________________________________________________________________________

A: We are asking stockholders to approve the amendment to the 2012 Employee Plan to increase the number of shares reserved for issuance under the 2012 Employee Plan by 11,350,000 shares and to add new performance goals under the 2012 Employee Plan. As further described in Proposal 1, we are seeking stockholder approval so that we can continue to use the 2012 Employee Plan to achieve Autodesk’s employee performance, recruiting and retention goals.

Q:	Why is Autodesk asking stockholders to approve the amendment to the 2012 Employee Plan at this time?
__________________________________________________________________________________________________
A: We are asking, as part of this proposal, that our stockholders add shares to the depleting pool of shares available under the 2012 Employee Stock Plan and approve the addition of new performance goals. By obtaining stockholder approval at the Special Meeting on January 14, 2014, the Compensation and Human Resources Committee (the "Compensation Committee") will have additional flexibility to design executive compensation programs during the annual compensation cycle in March 2014.  In addition, based on the number of awards granted in each of fiscal 2013 and 2014, the pool of shares available under the existing 2012 Employee Plan will be close to depleted by the middle of fiscal 2015. Rather than waiting until the 2014 Annual Meeting of Stockholders, which will be held in the middle of fiscal 2015, we are holding the Special Meeting on January 14, 2014 to seek approval of the amendment to the 2012 Employee Plan to allow us to plan accordingly.

Q:	Does this amendment change Autodesk’s equity grant practices?
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A: This amendment will not change Autodesk’s equity grant practices. Autodesk will continue to keep annual grants within the "gross burn rate” (as defined below) limit approved by the Board, which is currently not to exceed 4% of outstanding shares of Common Stock (excluding shares issued in corporate acquisitions and shares issued to newly appointed senior executives).

Q:	What are Autodesk’s equity grant levels?
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A: The Board is committed to maintaining a reasonable annual equity grant rate. We measure the level of equity grants by comparing the total number of shares subject to equity awards granted during the fiscal year to the total weighted-average number of shares outstanding during the period (the “gross burn rate”). This formula adjusts for the fungible nature of our full value shares (where each restricted stock unit or performance stock unit granted is counted as 1.79 shares), but does not take into account that there are also shares forfeited during the year and returned to the 2012 Employee Plan. For the periods mentioned below, our gross burn rate has been:

	Nine months ended	Fiscal year ended
	October 31, 2013	2013	2012	2011	2010
Gross Burn Rate	2%	3%	4%	3%	4%

Q:	What is Autodesk’s overhang?
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A: Autodesk is committed to maintaining a reasonable equity overhang amount. For the periods mentioned below, our overhang has been:

Period Ended	Total Options Issued and Outstanding (in millions)	Total Restricted Stock and Restricted Stock Units Issued and Unreleased (in millions)	Total Performance Stock Units (at Target) Issued and Unreleased (in millions)	Shares Available for Grant	Autodesk Overhang
Nine Months Ended October 31, 2013	9.9	5.7	0.8	9.3	11%
Fiscal Year Ended January 31, 2013	19.0	4.5	0.5	11.6	14%

Autodesk calculates "overhang" based on the following methodology: The impact of (1) outstanding employee equity awards, plus shares available for grant under our active employee equity incentive plans, as a percentage of (2) outstanding employee equity awards, plus shares available for grant under our active employee equity incentive plans, plus the weighted-average number of shares of our Common Stock outstanding during the period. As discussed below, our stock repurchase program affects overhang.

Special Meeting Proxy Statement 4

Q:	What will Autodesk's overhang be if the amendment to the 2012 Employee Plan is approved?
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A: If the requested increase in shares is approved by our stockholders, our equity overhang (as defined above and based on the requested share reserve increase, the outstanding equity awards, shares available for grant under our active employee equity incentive plans, and shares of Common Stock outstanding as of October 31, 2013) will increase to 15%. Autodesk is very conscious of the need to balance dilution against our ability to use stock to effectively attract, retain and motivate employees.
Q:What is the impact of Autodesk’s stock repurchase program on overhang?
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A: The Board continues to maintain a policy of repurchasing stock to offset dilution from the issuance of stock under our employee stock plans and reduce shares over time as facts and circumstances warrant. Since the stock repurchase program decreases the number of outstanding shares, it has the effect of increasing overhang, assuming a constant number of stock equity grants. Nonetheless, the Board has reiterated its commitment to continue to repurchase shares to offset dilution from the issuance of stock under our employee stock plans and reduce shares over time as facts and circumstances warrant. In recent fiscal years, the following number of shares were repurchased:

	Fiscal year ended January 31,
(in millions)	2013	2012	2011	2010	2009
Shares Repurchased	12.5	9.7	9.0	2.7	8.0

In addition, Autodesk repurchased 8.3 million shares of Common Stock in the nine months ended October, 31, 2013. As of October 31, 2013, 24.0 million shares of Common Stock remained available for repurchase under the Board authorized stock repurchase program.

Stockholder Proposals and Director Nominations at Future Meetings

Q: What is the deadline to propose actions for consideration at the 2014 Annual Meeting of Stockholders or to nominate individuals to serve as directors?
______________________________________________________________________________________________________

A: Stockholders may present proper proposals for inclusion in Autodesk's proxy statement and for consideration at the 2014 Annual Meeting of its Stockholders by submitting their proposals in writing to Autodesk's General Counsel in a timely manner. In order to be included in the proxy statement for the 2014 Annual Meeting of Stockholders, proposals must be received by Autodesk's General Counsel no later than December 30, 2013, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

In addition, Autodesk's Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by or at the direction of the Board, or by any stockholder entitled to vote who has delivered written notice to Autodesk's General Counsel during the Notice Period (as defined below). Any such notice must contain specified information concerning the nominee(s) and the stockholder proposing such nomination(s).

Autodesk's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) by a stockholder who has delivered written notice setting forth all information required by Autodesk's Bylaws to Autodesk's General Counsel during the Notice Period (as defined below).

For the purposes described above, the “Notice Period” begins 75 days before the one-year anniversary of the date on which Autodesk first mailed its proxy materials for the previous year's annual meeting of stockholders, and lasts for 30 days. As a result, the Notice Period for the 2014 Annual Meeting of Stockholders will be from February 13, 2014 to March 15, 2014.

If a stockholder who has notified Autodesk of an intention to present a proposal at an annual meeting does not appear to present that proposal, Autodesk need not present the proposal for vote at such meeting.

Special Meeting Proxy Statement 5

Q: How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
______________________________________________________________________________________________________

A: You can obtain a copy of the full text of the bylaw provisions discussed above by writing to the General Counsel of Autodesk or from www.autodesk.com under “Investor Relations-Corporate Governance.” All notices of proposals by stockholders should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Additional Information About the Proxy Materials

Q: What should I do if I receive more than one set of proxy materials?
______________________________________________________________________________________________________

A: You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards, voting instruction cards or Notices. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q: How may I obtain a separate Notice or a separate set of proxy materials?
______________________________________________________________________________________________________

A: If you share an address with another stockholder, you may not each receive a separate Notice or a separate copy of the proxy materials.

Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request their own documents by calling (415) 507-6705 or by sending an email to investor.relations@autodesk.com. Similarly, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials can request to receive a single copy by following the instructions above.

Q: What is the mailing address for Autodesk’s principal executive offices?
______________________________________________________________________________________________________

A: Autodesk’s principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903.
Any written requests for additional information, additional copies of the proxy materials, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board or any other communications should be sent to this address.

Our Internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 14, 2014

The Proxy Statement is available at:

https://materials.proxyvote.com/052769

Special Meeting Proxy Statement 6

PROPOSAL 1 - APPROVAL OF THE AMENDMENT TO THE 2012 EMPLOYEE PLAN

Background and Purpose

We provide equity compensation to our employees as an incentive to increase long-term stockholder value. Our equity program is broad-based in that all employees, where legally allowed, are eligible to receive stock grants. Through the first three quarters of fiscal 2014, approximately 40% of our eligible employees received an equity award grant.

The purposes of the 2012 Employee Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees and promote the success of our business. We believe that equity awards should be a key part of employee compensation, that equity awards promote employee attention to the importance of running the business with a focus on drivers of stockholder value, and that equity awards enable us to compete effectively for the best talent in the software industry.

We are asking you to approve the amendment to the 2012 Employee Plan to increase the number of shares reserved for issuance under the 2012 Employee Plan by 11,350,000 shares and add new performance goals as described in the "Performance Goals" section of this proposal. As further described below, we are seeking your approval so that we can continue to use the 2012 Employee Plan to achieve Autodesk’s employee performance, recruiting and retention goals. The Board adopted, subject to stockholder approval, the amendment to the 2012 Employee Plan on November 15, 2013. In its determination to approve the requested share increase amount, the Board considered: (1) projected future equity needs based on past equity grant practices, (2) advice from an independent compensation consultant and (3) our objective to manage our burn rate so that we stay within our Board-established burn rate limit and guidelines published by a major stockholder advisory group. See "Stock Subject to the 2012 Employee Plan" in this proposal for more information relating to the maximum amount of stock subject to the 2012 Employee Plan.

Based on the number of awards granted in each of fiscal 2013 and 2014, we believe that unless stockholders approve this amendment to the 2012 Employee Plan, shares to grant under the 2012 Employee Plan will be depleted by the middle of fiscal 2015. If we run out of shares under the 2012 Employee Plan, it will severely diminish the viability of this critical employee incentive compensation program. For example, we will no longer be able to use equity awards to attract key talent or reward and retain our critical employees. We are asking stockholders to approve the amendment to the 2012 Employee Plan so that Autodesk can continue to achieve its employee performance, recruiting, retention and incentive goals. We anticipate that if the amendment to the 2012 Employee Plan is approved, we will have sufficient shares to grant equity awards into the first half fiscal 2017. Autodesk has not made any changes to the number of shares subject to the 2012 Employee Plan since its adoption by stockholders in January 2012.

The amendment to the 2012 Employee Plan will allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the plan. Section 162(m) of the Internal Revenue Code (the "Code") generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are able to be excluded from this deductibility limit. To enable compensation with respect to awards granted under the amended 2012 Employee Plan to qualify as “performance based” within the meaning of Section 162(m), the plan limits the size of each type of award as further described below. While the amended 2012 Employee Plan will permit the grant of awards that can qualify as “performance-based compensation” under Section 162(m), the Compensation Committee may determine not to do so in its discretion and will make those decisions as part of its overall executive compensation strategy. By approving the amended 2012 Employee Plan, the stockholders will be approving the material terms of the plan, which include, among other things, the eligibility requirements for participation in the amended 2012 Employee Plan, including the ability of the Chief Executive Officer and three most highly compensated officers (other than the Chief Financial Officer) to receive awards under the amended 2012 Employee Plan.
The Importance of the Proposed Increase in Shares for Autodesk, our Employees and Stockholders

We believe that the approval of the amendment to the 2012 Employee Plan and the ability to grant equity awards are critical to our continued success. Equity compensation is essential to attracting and retaining talented employees and keeping employees motivated, particularly in the highly competitive technology industry. If the amendment to the 2012 Employee Plan is not

Special Meeting Proxy Statement 7

approved at the Special Meeting, it would seriously hamper our ability to attract and retain the talent we need, and therefore, could affect our success.

Equity compensation is a key component of employee compensation both at Autodesk and in our competitive labor markets, and we encourage equity ownership. Equity awards give employees the perspective of an owner with a stake in the success of Autodesk. We believe that equity awards motivate high levels of performance and provide an effective means of recognizing, rewarding and encouraging employee contributions to our success.

Furthermore, we believe that equity awards align the interests of our employees with those of our stockholders by providing an incentive to increase long-term stockholder value and provide an additional retention tool. As a result, Autodesk currently grants restricted stock units and performance stock units under the 2012 Employee Plan. The restricted stock units and performance stock units generally vest over three years. During fiscal 2013 and fiscal 2014, performance stock units made up at least one-half of the equity awards granted to our executives (all employees at or above the vice president level) and are earned only if Autodesk achieves specific levels of operating performance and multi-year total shareholder return relative to a broad software index. Although Autodesk has granted stock options to employees in past years and we will continue to have the ability to grant stock options in the future, the last time Autodesk granted stock options under the 2012 Employee Plan was October 2012. The 2012 Employee Plan allows Autodesk the flexibility needed to adapt its equity compensation program to meet the needs of Autodesk in the changing business environment in which it operates.

We believe that equity awards are an important competitive tool in the technology industry and are essential to recruiting and retaining highly qualified technical and other key personnel. We believe that we must offer competitive compensation packages in order to attract and retain people who can keep us on a course of continued success. Although higher salaries can compensate to some extent for the lack of performance stock units and restricted stock units, we believe that over time we would be at a competitive disadvantage without the focus on success and power of retention provided by equity compensation that vests over multiple years. Using a below-market equity compensation program would seriously hamper our ability to attract and retain the talent we need to develop the products and the sales and marketing strategies that will define our future success. In recent years, our ability to offer competitive equity compensation packages was integral to hiring and retaining key performers who have been instrumental in achieving our current success. More broadly, our employee base, a substantial portion of whom receive equity compensation, is motivated to achieve results that drive stockholder value. We believe our equity compensation program has been critical in attracting and retaining a highly effective work force.

Significant Historical Award Information

Broad-Based Granting. Subject to local law restrictions in certain countries, all of our employees are eligible to receive equity award grants, as determined by the Board or a committee of the Board (the “Administrator”). At present, approximately 7,300 employees worldwide are eligible to receive equity incentive award grants and approximately 78% of our eligible employees worldwide hold equity incentive award grants.

Outstanding Awards and Share Pool under All Equity Incentive Plans. The 2012 Employee Plan is the only active employee equity incentive plan under which we grant incentive equity awards although we do grant equity awards to our non-employee directors under the 2012 Outside Directors' Stock Plan. Set forth below is information regarding outstanding awards and available share pool under the 2012 Employee Plan, the 2012 Outside Directors' Stock Plan and all equity incentive plans (including non-employee director and terminated stock plans) in the aggregate.

(in millions, except otherwise noted)	Stock options outstanding as of October 31, 2013(1)	Weighted average exercise price for outstanding stock options as of October 31, 2013	Weighted average contractual life for outstanding stock options as of October 31, 2013 (in years)	Unreleased restricted stock units and performance stock units (at target) as of October 31, 2013	Available for grant as of October 31, 2013(2)(3)
2012 Employee Plan	0.1	36.81	8.3	6.4	9.3
2012 Directors Plan	—	—	—	0.1	2.2
All equity incentive plans (including non-employee director and terminated stock plans)	9.9	32.36	4.6	6.5	11.5

_____________

(1)	The Company did not have any Stock Appreciation Rights (“SARS”) outstanding as of October 31, 2013.

(2)
Under the 2012 Employee Plan, stock-based awards are granted from a pool of available shares, with stock options counting as 1 share and full value awards (e.g., restricted stock units and performance stock units) counting as 1.79 shares.

(3)
The 2012 Outside Directors' Stock Plan is the only active non-employee director equity plan although non-employee director stock options remain outstanding from a predecessor plan. Under the 2012 Outside Directors' Stock Plan, stock-based awards are granted from a pool of available shares, with stock options counting as 1 share and full value awards (e.g., restricted stock unit ) counting as 2.11 shares.

Alignment of Named Executive Officer Interests with Stockholder Interests. Equity awards represented approximately 67% of the total compensation of our named executive officers in fiscal 2013. Our named executive officers received 11% of shares subject to awards granted during fiscal 2013.

No decisions have been made with respect to equity grants to any of our employees or named executive officers for any future years, although all are eligible for grants.

Equity Usage, Dilution and Stock Repurchase Program

Autodesk recognizes the dilutive impact of our equity plans on our stockholders and continuously strives to balance this concern with the competition for talent. In its determination to approve the amendment to the 2012 Employee Plan, our Compensation Committee reviewed analyses prepared by its independent compensation consultant, Exequity LLP (“Exequity”), which included an analysis of the burn rate and overhang metrics discussed below. Exequity was retained by the Compensation Committee in September 2013 as part of the Compensation Committee’s regular review of its independent compensation advisory consultant arrangements and replaced the Compensation Committee's prior independent compensation advisory consultant, Pay Governance LLC. If approved, the new shares added to the 2012 Employee Plan would represent approximately 5.1% of Autodesk's 224.6 million outstanding shares as of October 31, 2013. The Board believes the potential dilution to stockholders is reasonable and sustainable relative to peer and market practices. Potential dilution to stockholders is measured by the following two metrics:

•
Gross Burn Rate. Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period ("CSO”). This formula adjusts for the fungible nature of our full value shares (where each RSU or PSU granted is counted as 1.79 shares), but does not take into account that there are also shares forfeited during the year and returned to the 2012 Employee Plan. The gross burn rate measure indicates the rate at which Autodesk is creating potential future stockholder dilution. We believe this limit is in line with the annual equity usage practices of our compensation peer group and gross burn rate guidelines published by a major stockholder advisory services firm. The following table shows our gross burn rate over the nine months ended October 31, 2013 and our last fiscal year, each as compared to a major shareholder advisory services firm's gross burn rate cap.

Period Ended	Total Options Granted (in millions)	Total Restricted Stock and Restricted Stock Units Granted (in millions) (1)	Total Performance Stock Units Granted at Target (in millions) (1)	Autodesk Gross Burn Rate	Major Stockholder Advisory Services Firm Gross Burn Rate Cap
Nine Months Ended October 31, 2013	—	2.8	0.5	2.2%	7.3%
Fiscal Year Ended January 31, 2013	0.1	3.4	0.5	3.1%	7.3%
_____________

(1)	Actual number of RSUs and PSUs granted during the fiscal year, not taking into account the 1.79 fungible share counting formula.

•
Equity Overhang. The Board and executive officers have worked to maintain a reasonable equity overhang amount. The impact of (a) outstanding employee equity awards, plus shares available for grant under our active employee equity incentive plans, as a percentage of (b) outstanding employee equity awards, plus shares available for grant under our active employee equity incentive plans, plus the Company’s weighted-average number of shares outstanding during the period, which we refer to as “overhang,” provides a measure of future dilutive impact. In addition, our stock repurchase program affects overhang as discussed below. The following table shows information regarding our overhang for the nine months ended October 31, 2013 and our last fiscal year.

Period Ended	Total Options Issued and Outstanding (in millions)	Total Restricted Stock and Restricted Stock Units Issued and Unreleased (in millions)	Total Performance Stock Units (at Target) Issued and Unreleased (in millions)	Shares Available for Grant	Autodesk Overhang
Nine Months Ended October 31, 2013	9.9	5.7	0.8	9.3	11%
Fiscal Year Ended January 31, 2013	19.0	4.5	0.5	11.6	14%

If Proposal 1 is approved by our stockholders, our equity overhang (based on the outstanding equity awards, shares available for grant under our active employee equity incentive plans, and shares of Common Stock outstanding as of October 31, 2013) will increase to 15%.

Stock Repurchase Program. We maintain a policy of repurchasing stock to offset dilution from the issuance of stock under our employee stock plans and reduce shares over time as facts and circumstances warrant. We repurchased approximately 12.5 million shares in fiscal 2013, 9.7 million shares in fiscal 2012, 9.0 million shares in fiscal 2011, 2.7 million shares in fiscal 2010, and 8.0 million shares in fiscal 2009. The relatively lower share repurchase in fiscal 2010 was largely due to economic conditions during that period, which resulted in lower levels of stock option exercises and dilution, although it tended to increase the overhang percentage. As of October 31, 2013, 24.0 million shares of Common Stock remained available for repurchase under the Board authorized stock repurchase program.

Equity Compensation Governance Practices

The Board maintains certain policies relating to our equity compensation program. Most of these policies are not expressly part of the 2012 Employee Plan; however they are important to understanding Autodesk’s use of equity compensation as part of our employees’ total compensation package.

Limitations on Our Annual Equity Grants. Our Board is committed to maintaining a reasonable annual equity grant rate. We have reduced the level of equity grants on a gross burn rate basis from 5.2% of CSO in fiscal 2005 to 3.1% in fiscal 2013. In addition, the Board maintains an annual equity award percentage limitation policy, which limits the number of shares underlying equity awards that we can grant under our equity compensation plans. Previously, this policy provided that the aggregate number of shares underlying equity awards granted pursuant to the predecessor plan (the Autodesk, Inc. 2008 Employee Stock Plan, as amended and restated) on a gross burn rate basis would not exceed 3.5% per year of our outstanding Common Stock during any given fiscal year. In fiscal 2012, the Board raised the fiscal 2012 annual equity award limit from 3.5% to 4% (which remains below the median for our compensation peer group ). The Board took this action in response to the global economic slowdown, which negatively impacted our financial results and significantly depreciated our stock price. Consequently, we increased the annual equity award limit in an effort to remain competitive in our industry and retain and motivate our key employees in a difficult operating environment. Awards issued in connection with business combinations, to newly appointed senior executive officers and to non-employee directors are not included in calculating whether the 4% gross burn rate limitation has been reached, which is why our gross burn rate figures described above are different from this limitation. In addition to such exclusions, each restricted stock unit or each performance stock unit granted is counted as 1.79 shares toward this limitation. Gross burn calculations are based on gross awards and are not net of cancellations.

Executive Equity Holding Program. Our directors and executive officers are encouraged to be Autodesk stockholders through participation in our equity plans. Beginning in fiscal 2013, the Board resolved to transition prior voluntary stock ownership guidelines to mandatory stock holding requirements for executive officers and directors. The new requirement for stock holdings provides that, within a four-year period, executive officers should attain an investment position in Autodesk stock equal to a fixed number of shares, depending on the individual’s scope of responsibilities, and directors should attain an investment position in Autodesk stock of at least 10,000 shares. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. See “Executive Compensation-Compensation Discussion and Analysis” below for additional information regarding Autodesk’s voluntary stock ownership guidelines.

No In-the-Money Stock Options. Stock options may not be granted with an exercise or base price less than the fair market value, generally the closing price, of our Common Stock on the date of grant.

Prohibition Against Stock Option Repricings. By prohibiting the repricing of stock options under all of Autodesk’s equity plans, including the 2012 Employee Plan, the Board has eliminated the possibility of achieving gain from stock options unless all stockholders can benefit from the effect of an increase in stock price.

Section 162(m) Qualification. The 2012 Employee Plan is designed to allow Autodesk to grant awards that may be intended to qualify as performance-based compensation under Section 162(m) of the Code, including equity awards and incentive cash bonuses. When making decisions about the amount and form of compensation paid, we consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee may, in its judgment, authorize awards under the 2012 Employee Plan that do not comply with an exemption from the deductibility limit under Section 162(m) when it believes that such payments are appropriate to attract and retain talent.

Independent Administration. The Compensation Committee, which consists of only non-employee directors, administers the 2012 Employee Plan.

_____________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF THE AMENDMENT TO THE 2012 EMPLOYEE PLAN.
______________________________________________________________________________________________________

Description of the 2012 Employee Plan

The following paragraphs provide a summary of the principal features of the 2012 Employee Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2012 Employee Plan, including the proposed amendment, which is attached hereto as Appendix A. The proposed amendment seeks to increase the number of shares of Common Stock available for issuance under the 2012 Employee Plan and add new performance goals under the 2012 Employee Plan for the purposes of “performance-based” compensation under Section 162(m) of the Code. Capitalized terms that are not defined have the meanings set forth in the 2012 Employee Plan.

Awards. The 2012 Employee Plan permits the grant of incentive stock options, nonqualified stock options, restricted stock, and restricted stock units (each individually, an “Award”), with time-based and/or performance based vesting.

Stock Subject to the 2012 Employee Plan. We are asking stockholders to approve the amendment to the 2012 Employee Plan to increase the number of shares reserved for issuance under the 2012 Employee Plan by 11,350,000. If stockholders approve the increase, the maximum aggregate number of shares of Common Stock which may be issued under the 2012 Employee Plan will be 26,550,000 shares, plus that number of shares that are subject to equity awards granted under all of our expired or terminated employee equity compensation plans that were outstanding as of January 6, 2012, the effective date of the 2012 Employee Plan, and thereafter terminate, expire, lapse or are forfeited for any reason, not to exceed 6,000,000 shares. The maximum aggregate total of shares of Common Stock which may be issued under the amended 2012 Employee Plan would not exceed 32,550,000 shares.

Each share subject to an incentive stock option or nonqualified stock option counts against the shares authorized for issuance under the 2012 Employee Plan as one share, and each share subject to an Award of restricted stock, restricted stock units or performance stock units count against the shares authorized for issuance under the 2012 Employee Plan as 1.79 shares. If an Award expires or becomes unexercisable for any reason, the unpurchased or forfeited shares that were subject to the Award may be returned to the 2012 Employee Plan, unless the 2012 Employee Plan has terminated, and may become available for future grant under the 2012 Employee Plan. Each share which is subject to an Award of stock options granted under the 2012 Employee Plan which is forfeited to or repurchased by Autodesk shall count as having returned one share to the total number of shares which are available for future grant or sale under the 2012 Employee Plan; whereas, each share which is subject to an Award of restricted stock, restricted stock units or performance stock units granted under the 2012 Employee Plan which is forfeited to or repurchased by Autodesk shall count as having returned 1.79 shares to the total number of shares which are available for future grant or sale under the 2012 Employee Plan.

Administration. The 2012 Employee Plan may be administered by the Board or a committee of the Board (the “Administrator”). Subject to the provisions of the 2012 Employee Plan, the Administrator has the authority to: (1) construe and interpret the 2012 Employee Plan and Awards granted under the 2012 Employee Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2012 Employee Plan, (3) select the persons to whom Awards are to be granted, (4) determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms, conditions and restrictions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement to be entered into between Autodesk and the participant), (7) modify or amend any outstanding Award subject to applicable legal restrictions (except that repricing of a stock option without stockholder approval is prohibited), (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2012 Employee Plan, (10) allow participants to satisfy withholding tax obligations by, among other things, electing to have Autodesk withhold from the shares to be issued upon exercise or vesting of an Award that number of shares having a fair market value equal to the minimum amount required to be withheld, (11) determine the fair market value of our Common Stock, (12) approve the forms of agreement for use under the 2012 Employee Plan, and (13) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2012 Employee Plan. All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of Awards and on all persons deriving their rights therefrom. The Board has currently delegated to the Compensation Committee authority to grant equity awards to all employees including executive officers of Autodesk.

Eligibility to Receive Awards. The 2012 Employee Plan provides that stock options, restricted stock, restricted stock units and performance stock units may be granted only to our employees.

Term. The 2012 Employee Plan will expire on June 30, 2022.

No Repricing. The 2012 Employee Plan prohibits repricing of stock options, including by way of an exchange for Awards with a lower exercise price, a different type of Award, cash, or a combination thereof, unless stockholder approval is obtained.

Terms and Conditions of Stock Options. Each stock option granted under the 2012 Employee Plan is evidenced by a written or electronic stock option agreement between the optionee and Autodesk and is subject to the following terms and conditions:

•
Section 162(m) Share Limit for Stock Options. In order that stock options may qualify as “performance-based compensation” under Section 162(m) of the Code, no participant may be granted stock options to purchase more than 1,500,000 shares in any fiscal year, except that stock options to purchase up to 3,000,000 shares may be granted in a participant’s first fiscal year of service.

•
Exercise Price. The Administrator sets the exercise price of the shares subject to each stock option, provided that the exercise price cannot be less than 100% of the fair market value of our Common Stock on the stock option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Autodesk or any of its subsidiaries (a “10% Stockholder”).

•
Form of Consideration. The means of payment for shares issued upon exercise of a stock option is specified in each stock option agreement. Payment may generally be made by cash, check, other shares of Autodesk’s Common Stock owned by the optionee, delivery of a properly executed notice with such other documentation as the Administrator and broker may require and the sale proceeds required to pay the exercise price or by a combination of the foregoing.

•
Exercise of the Stock Option. Each stock option agreement will specify the term of the stock option and the date when the stock option is to become exercisable. The 2012 Employee Plan provides that in no event may a stock option granted under the 2012 Employee Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the stock option will be for no more than five (5) years from the date of grant.

•
Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), all vested stock options held by such optionee under the 2012 Employee Plan expire upon the earlier of (i) such period of time as is set forth in his or her stock option agreement, which Autodesk currently sets at from three to twelve months, or (ii) the expiration date of the stock option.

•
Permanent Disability. If an optionee is unable to continue employment as a result of permanent and total disability (as defined in the Code), all vested stock options held by such optionee under the 2012 Employee Plan expire upon the earlier of (i) twelve months after the date of termination of the optionee’s employment or (ii) the expiration date of the stock option.

•
Death. If an optionee dies while employed by us, all stock options held by such optionee under the 2012 Employee Plan expire upon the earlier of (i) twelve months after the optionee’s death or (ii) the expiration date of the Option. The executor or other legal representative of the optionee may exercise all or part of the optionee’s Option at any time before such expiration with respect to all shares subject to such Option.

•
ISO Limitation. If the aggregate fair market value of all shares subject to an optionee’s incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess stock options will be treated as nonqualified stock options.

Term and Conditions of Restricted Stock. Each Award of restricted stock granted under the 2012 Employee Plan is evidenced by a written or electronic restricted stock agreement between the participant and Autodesk and is subject to the following terms and conditions:

•
 Section 162(m) Share Limit for Restricted Stock. In order that Awards of restricted stock may qualify as “performance-based compensation” under Section 162(m) of the Code, no participant may be granted more than 750,000 shares of restricted stock (and/or restricted stock units) in any fiscal year, except that up to 1,500,000 shares of restricted stock (and/or restricted stock units) may be granted in a participant’s first fiscal year of service.

•
Vesting and Other Restrictions. In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as “performance-based compensation” under Section 162(m) of the Code, any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information). The performance goals may be applied on a company-wide, business unit, industry group or individual basis, as deemed appropriate in light of the participant’s specific responsibilities. Such performance goals may also be applied to awards which are not intended to comply with Section 162(m) of the Code.

•
Stockholder Rights. A holder of restricted stock will have the full voting rights of a holder of Common Stock, unless determined otherwise by the Administrator. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock unless otherwise provided in the Award agreement; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the shares of restricted stock upon which the dividend or distribution was paid.

Performance Goals. The Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. As provided under the current 2012 Employee Plan, at the Administrator’s discretion, performance goals with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on one or more of the following business criteria:

•	Earnings per share

•	Net income

•	Operating margins

•	Revenue

•	Total stockholder return

In part as a consequence of significant changes to Autodesk's business model, including a shift in business focus to recurring revenue, announced at Autodesk's Investor Day in October 2013, we are asking, as part of this proposal, that our stockholders approve the addition of the following measures on which to base future performance goals:

•recurring revenue (including annualized)
•bookings

•billings
•number of customers
•objective customer indicators
•expenses
•cost reduction goals
•economic value added
•cash flow (including operating cash flow or free cash flow)
•cash flow per share
•sales or revenue targets, including product or product family targets
Any criteria used may be measured, as applicable (1) on a pro forma basis (as defined in the 2012 Employee Plan), (2) in absolute terms, (3) in relative terms (including, but not limited to, the passage of time and/or against another company or companies or financial metrics), (4) on a per-share and/or share per capita basis, (5) against the performance of Autodesk as a whole or particular segments, business units, industry groups or products of Autodesk, and/or (6) on a pre-tax or after-tax basis.

By granting Awards that vest upon achievement of business objectives, the Administrator may be able to preserve Autodesk’s deduction for certain compensation in excess of $1,000,000. Section 162(m) of the Code limits Autodesk’s ability to deduct annual compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance to $1,000,000 per individual. However, Autodesk can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Code are met. These conditions include stockholder approval of the 2012 Employee Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per person limits on shares covered by Awards, permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting Autodesk to receive a federal income tax deduction in connection with such Awards. The Administrator has the ability to grant awards that do not satisfy the conditions of Section 162(m) and may do so when, in its judgment, it is appropriate to attract and retain talent.

Leave of Absence. In the event that an employee goes on a leave of absence approved by the Administrator, Award vesting will continue during such leave, except as required by law or as otherwise determined by the Administrator.

Non-Transferability of Awards. Unless otherwise determined by the Administrator, an Award granted under the 2012 Employee Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award may not be transferred for value.

Adjustments Upon Changes in Capitalization. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us, appropriate proportional adjustments will be made in the number of shares subject to the 2012 Employee Plan, the individual fiscal year limits applicable to Awards, the number of shares of stock subject to any Award outstanding under the 2012 Employee Plan, and the exercise price of any such outstanding option. Any such adjustment will be made by the Administrator, whose determination will be conclusive.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of Autodesk, the Administrator is required to provide notice to each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may permit a participant to exercise his or her Award until ten (10) days prior to such transaction as to all of the shares covered by an Award. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse in full, and that any Award vesting will fully accelerate, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Change of Control. In the event of a change of control, the successor corporation (or its parent or subsidiary) is required to assume or substitute each outstanding Award. If the successor corporation refuses to assume the Awards or to substitute equivalent Awards, such stock options, restricted stock and restricted stock units, will become 100% vested, all restrictions on restricted stock will lapse, and all performance goals or other vesting criteria with respect to Awards with performance-based vesting will be deemed achieved at 100% target levels and all other terms and conditions met. In such event, the Administrator is required to provide notice to the participant that each stock option subject to exercise is fully exercisable for fifteen days from the date of such notice and that the stock option terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2012 Employee Plan. Autodesk’s Board may at any time amend, alter, suspend or terminate the 2012 Employee Plan; provided, however, to the extent necessary and desirable to comply with any Applicable Law, Autodesk shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. In addition, as noted above under the section entitled “No Repricing,” stock options may not be repriced unless stockholder approval is obtained.

New Plan Benefits

The number of Awards (if any) that an employee may receive under the 2012 Employee Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The number of equity awards granted to each of our named executive officers during the last fiscal year is set forth below under “Grants of Plan-Based Awards in Fiscal 2013.” In addition, the number of equity awards granted to each of our named executive officers during fiscal 2014 is set forth in "Fiscal 2014 Equity Awards: New PSU Plan" below under “Compensation Discussion and Analysis.” The number of equity awards granted in the future may be different from the numbers granted in fiscal 2013 and fiscal 2014. Non-employee directors are not eligible to participate in the 2012 Employee Plan. During fiscal 2013, non-named executive officer employees as a group were granted 3.5 million shares subject to restricted stock units and performance stock units (at target), with an aggregate grant date fair value of $118.3 million, and 0.1 million shares subject to stock options with an aggregate grant date fair value of $5.1 million. The closing price for shares of Common Stock on October 31, 2013 was $39.90.

Options Granted to Certain Persons

The aggregate number of shares of Common Stock subject to options granted to our named executive officers and the other individuals and groups indicated under the 2012 Employee Plan since its inception through October 31, 2013 is reflected in the table below.

Name and Position	Stock Options Granted
Carl Bass President and Chief Executive Officer	—
Mark J. Hawkins, Executive Vice President and Chief Financial Officer	—
Jan Becker Senior Vice President, Human Resources and Corporate Real Estate	—
Steven M. Blum Senior Vice President, Worldwide Sales and Services	—
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary	—
Amar Hanspal Senior Vice President, Information Modeling and Platform	—
Robert Kross Senior Vice President, Design, Lifecycle and Simulation	—
Current Named Executive Officer Group (including named executive officers list above)	—
Non- Executive Director Group	—
Current and Former Employee Group other than Current Named Executive Officer Group	140,700

Our executive officers have an interest in Proposal 1 because they are eligible to receive Awards under the 2012 Employee Plan.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2013:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by security holders	23.8	$32.88	50.2	(1)
Equity compensation plans not approved by security holders(2)	0.2	$12.53	—
Total	24.0	$32.69	50.2
____________________

(1)	Included in this amount are 36.2 million securities available for future issuance under Autodesk’s ESP Plan.

(2)	Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which was terminated by the Board of Directors in December 2004.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Awards granted under the 2012 Employee Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares of Common Stock will be taxed as capital gain or loss.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of Common Stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of Common Stock on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be taxed as capital gain or loss.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of restricted stock or restricted stock units. Instead, generally the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares on that date or the cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2012 Employee Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for Autodesk. Autodesk generally will be entitled to a tax deduction in connection with a stock option award under the 2012 Employee Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. However, the 2012 Employee Plan has been designed to permit the Administrator to grant stock options and performance units that qualify as “performance-based compensation” under Section 162(m) of the Code, thereby permitting Autodesk to receive a federal income tax deduction in connection with such awards. Time-based restricted stock units do not vest based on the attainment of performance goals, and therefore our federal income tax deduction with respect to grants of restricted stock units to “covered employees” will be limited.

For more information about equity compensation plans approved by our stockholders, please see “Executive Compensation-Equity Compensation Plan Information.”

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Because we are soliciting stockholder approval of an amendment to an employee equity compensation plan in Proposal 1, SEC rules require us to include an “Executive Compensation” section in this proxy statement. Except for minor conforming changes, the following section is identical to the Executive Compensation section that appeared in our proxy statement for our 2013 Annual Meeting of Stockholders held in June 2013. At our 2013 Annual Meeting of Stockholders, 65% of the votes cast by our stockholders approved, on a non-binding advisory basis, the compensation of Autodesk's named executive officers as described in the proxy statement. Following our 2013 Annual Meeting of Stockholders, at the direction of the Compensation Committee, members of management have continued to contact Autodesk's largest stockholders to seek feedback regarding Autodesk's executive compensation policies in order to inform future executive compensation decisions.

This section of the Proxy Statement explains how the Compensation and Human Resources Committee of the Board (the “Committee”) manages the compensation programs for Autodesk's executives. In particular, this Compensation Discussion and Analysis describes the material elements of the compensation awarded to, earned by, or paid to the executive officers. This section also provides an overview of Autodesk's executive compensation philosophy, program design and linkage to stockholder interests, as well as the current administration of Autodesk's executive compensation programs and each underlying compensation component.

Although the discussion primarily focuses on Autodesk's compensation programs for the fiscal year ended January 31, 2013 (“fiscal 2013”), compensation actions taken after fiscal 2013 are described to the extent they enhance the understanding of the fiscal 2013 executive compensation program.

The executive officers discussed in the Proxy Statement are called the “Named Executive Officers” or “NEOs.” For fiscal 2013, the Named Executive Officers were:

•	Carl Bass, President and Chief Executive Officer (“CEO”);

•	Mark J. Hawkins, Executive Vice President and Chief Financial Officer;

•	Jan Becker, Senior Vice President, Human Resources and Corporate Real Estate;

•	Steven M. Blum, Senior Vice President, Worldwide Sales and Services;

•	Pascal W. Di Fronzo, Senior Vice President, General Counsel and Secretary;

•	Amar Hanspal, Senior Vice President, Information Modeling and Platform; and

•	Robert Kross, Senior Vice President, Design, Lifecycle and Simulation.

As a result of Autodesk's fiscal 2013 reorganization, Mr. Hanspal's and Mr. Kross' roles and responsibilities changed, resulting in a change in their executive officer status. Mr. Hanspal and Mr. Kross each continue to play a pivotal role at Autodesk.

Autodesk's compensation programs are designed to reward executives for producing results that are aligned with the interests of stockholders by emphasizing “at risk” compensation dependent upon prospective financial, strategic and stock price performance and a retrospective assessment of Autodesk's success to determine pay opportunities. The compensation programs are a balance of performance-orientation and attraction, retention and motivation: Of the total compensation included in the Summary Compensation Table for fiscal 2013, long-term incentives constituted 77% of compensation for the CEO and an average of 60% of compensation for all the NEOs.

Executive Summary

Actions Relating to Stockholder Advisory Vote on Executive Compensation

The Board approved a policy to hold stockholder advisory votes on the compensation of the Named Executive Officers (also known as “Say-on-Pay”) at each Annual Meeting of Stockholders. At the June 2011 Annual Meeting, over 84% of the votes cast on the Say-on-Pay proposal were voted “FOR” approval of the Named Executive Officer compensation program for fiscal 2011. Continuing with its focus on instituting best practices for executive compensation, the Committee took a number of actions during fiscal 2012 aimed at evolving and improving Autodesk's executive compensation programs. These actions included:

•	Designing a Performance Stock Unit program;

•	Revising Autodesk's compensation peer group to more closely align with companies of Autodesk's financial size and performance; and

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•	Mandating stock ownership for all executive officers.

At the June 2012 Annual Meeting of Stockholders, approximately 54% of the votes cast on the fiscal 2012 Say-on-Pay proposal were voted “FOR” approval of the Named Executive Officer compensation program. Following the results of the 2012 Say-on-Pay vote, at the direction of the Committee, members of management contacted Autodesk's largest stockholders, representing over 60% of the outstanding Common Stock, to understand their views and concerns about Autodesk's executive compensation policies. While the feedback varied among stockholders, the common themes expressed included a general preference to:

•	Use Autodesk's stock price appreciation as a metric for determining total compensation;

•	Incorporate multiple measures of performance in incentive plans, including:

◦	Measures that incorporate value creation outcomes, such as Total Stockholder Return (“TSR”); and

◦	Annual financial measures that drive stockholder value creation;

•	Use TSR performance against a relevant set of companies;

•	Use multi-year performance measurements for long-term performance awards; and

•	Regularly review and identify compensation peer group companies of appropriate size and pay philosophy.

After considering the stockholder feedback, the Committee expanded its review of Autodesk's executive compensation policies and practices and incorporated the feedback as part of the ongoing design of several aspects of the executive compensation programs during fiscal 2013. Principally, Autodesk implemented the following changes:

•	Enhanced the metrics of Performance Stock Unit awards to strengthen the link between Autodesk's financial performance and the amount that may be earned from those awards by:

◦	Requiring that a portion of the awards be earned each year through the successful attainment of annual financial targets;

◦	Linking the amounts that ultimately may be received from the awards to relative TSR; and

◦	Adding multi-year performance periods by incorporating one-year, two-year, and three-year relative TSR measurements; and

•	Further refined Autodesk's compensation peer group.

These changes enhanced the already strong compensation practices implemented by the Committee and more closely aligned the total direct compensation opportunity of the Named Executive Officers with Autodesk's objectives of driving meaningful annual financial growth and maximizing Autodesk's long-term value.

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The following chart summarizes the specific actions taken by the Committee to enhance the design and alignment of Autodesk's executive compensation programs:

Date	Action	Description	Outcome
March 2012	Adopted Performance Stock Unit awards program for executive officers
Number of shares that are earned is based on revenue growth and non-GAAP operating margin targets measured over a one-year performance period, subject to additional multi-year, time-based vesting requirement
Aligned target long-term incentive compensation opportunity with the key drivers of stockholder value creation Replaced stock option component of long-term incentive compensation program
March 2012	Adopted mandatory stock ownership guidelines	Compliance to be assessed annually	Ensured executives' personal financial interests are directly aligned with those of stockholders; all executive officers are in compliance
October 2012	Reviewed and further refined compensation peer group based on stockholder feedback	Used previously-established criteria to guide compensation peer group selection, leading to removal of Symantec and Yahoo!	Companies in the compensation peer group more closely match Autodesk based on key financial criteria, such as revenue and market capitalization
March 2013
Awarded 60% of long-term incentive equity to CEO (and 50% for other NEOs) in a redesigned Performance Stock Unit award incorporating:
- Total Stockholder Return performance relative to a broad group of companies in major software industry index
- Multi-year performance periods
- Continued focus on key financial drivers that create long-term stockholder value

- Provides direct link between executive compensation and total stockholder return
- Uses third-party developed and managed S&P Computer Software Select Index representing range of software industry investment choices available to stockholders
- Multi-year performance periods measuring one-year, two-year, and three-year relative TSR
- Focus on revenue growth and non-GAAP operating margin expansion

Aligns design of Performance Stock Unit awards with areas identified by stockholders as being of most critical importance (specifically, TSR, multi-year performance measurement, and comparison of Autodesk performance to that of other companies)

Alignment of Executive Compensation and Corporate Performance

Each March, the Committee makes compensation decisions for the Named Executive Officers based, in large part, on Autodesk's performance and executives' individual performance for the just-completed fiscal year. To evaluate the Committee's commitment to paying for performance, it is necessary to compare the compensation decisions taking place in one year with the performance of the prior fiscal year, as illustrated by the following table:

Fiscal Year	Performance Period	Timing of Related Committee Decisions
Fiscal 2013	February 1, 2012, to January 31, 2013	March 2013
Fiscal 2012	February 1, 2011, to January 31, 2012	March 2012

As a result of this decision-making cycle, the timing of the compensation decisions is not reflected in the relevant fiscal year in the Summary Compensation Table. Generally, under SEC reporting requirements, the Committee's decisions and actions regarding the value of long-term incentive compensation appear in the Summary

Compensation Table for the fiscal year following the fiscal year to which they relate.

For example, in March 2013, the Committee made decisions about the long-term incentive compensation awards for the CEO based on Autodesk's and his individual performance during the period from February 1, 2012, through January 31, 2013 (fiscal 2013). Since these decisions were made following the end of fiscal 2013, the amounts awarded will appear in next year's fiscal 2014 Summary Compensation Table rather than the fiscal 2013 Summary Compensation Table in this Proxy Statement.

To illustrate the correlation between the Committee's pay decisions and Autodesk performance, the chart below displays the multi-year relationship between indexed TSR of Autodesk's stock price, percentage of actual revenue and non-GAAP operating margin attainment against internal target, and the resulting changes in CEO compensation as viewed by the Committee. The indexed TSR is calculated using the closing price of Autodesk's Common Stock on January 31, 2009 as a baseline. The revenue and non-GAAP operating margin performance is against Autodesk's targeted internal annual business plan. The CEO compensation represents salary paid during the relevant fiscal year combined with the full value of equity awards

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and bonus payments made for the prior fiscal year performance. This general alignment between the experience of the stockholders in terms of investment performance and the compensation of the CEO clearly demonstrates the Committee's commitment to align pay with performance.

Target Company Performance and Total Shareholder Return
vs. CEO Total Compensation
Properly Aligned with Performance Periods
CEO Total Compensation (000s)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Indexed TSR / Actual Attainment of Target Revenue and Non-GAAP OM Growth (%)
300%
250%
200%
150%
100%
50%
0%
144%
246%
217%
235%
82%
128%
106%
92%
$5,345
$15,505
$12,293
$11,016
Fiscal 2010
Fiscal 2011
Fiscal 2012
Fiscal 2013
CEO Total Compensation (000s)
Indexed TSR since 1/31/2009 (%)
Actual Attainment of Target Revenue and Non-GAAP Operating Margin ("OM") Growth (%)

CEO Total Compensation comprises the following elements for the respective periods:

(in thousands)	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013
Salary	$825	$921	$945	$991
Bonus and Non-Equity Incentive Deferral Compensation	810	1,429	1,301	1,142
Options (1)	3,705	4,387	—	—
RSUs (2)	—	8,762	3,013	3,447
PSUs (3)	—	—	7,030	5,432
Other	5	6	4	4
CEO Total Compensation	$5,345	$15,505	$12,293	$11,016
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(1)
Option amounts are attributed to the fiscal year prior to the fiscal year in which the awards were approved. For example, the fiscal 2011 option amount of $4.4 million reported in this table represented options granted in fiscal 2012 that were based on fiscal 2011 performance. Option amounts reported represent the grant date fair value, calculated using the Black-Scholes-Merton option-pricing model.

(2)
RSU amounts are attributed to the fiscal year prior to the fiscal year in which the awards were approved. For example, the fiscal 2013 RSU amount of $3.4 million reported in this table represented RSUs granted in fiscal 2014 that were based on fiscal 2013 performance. RSU amounts reported represent the grant date fair value using the stock price on the date of grant.

(3)
PSU amounts are attributed to the fiscal year prior to the fiscal year in which the awards were approved. The fiscal 2013 PSU amount of $5.4 million reported in this table represents the value of 126,000 target PSUs relating to specific revenue and non-GAAP operating

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margin objectives and relative TSR, with an assumed value per share of $43.11 based on the Monte Carlo Simulation valuation model. The fiscal 2012 PSU amount of $7.0 million is based on fiscal 2012 performance, though it was not approved until fiscal 2013. The fiscal 2012 PSU amount reported represents the value on the date of approval of a combination of (a) 110,000 target PSUs relating to Autodesk's strategic plan and management and (b) 82,500 target PSUs relating to specific revenue and non-GAAP operating margin objectives.

To better understand the relationship between the compensation of the Named Executive Officers and Autodesk's performance, below is a summary of Autodesk's performance over the last two fiscal years followed by a description of the relevant compensation decisions made for the Named Executive Officers.

Fiscal 2013 Business Summary

In fiscal 2013, Autodesk executed on several of its most critical business objectives and met a number of its absolute financial targets. The results reflected a solid performance despite Autodesk executing on a long-term business model shift. The following summarizes the relevant performance factors considered by the Committee in reaching its decisions regarding pay for the Named Executive Officers for fiscal 2013 performance.

•	Revenue was $2.3 billion, an increase of 4% from fiscal 2012.

•	Autodesk had record total billings and maintenance billings at the end of fiscal 2013.

•
GAAP operating margin decreased 280 basis points to 13%, compared to 16% in fiscal 2012. The decrease in GAAP operating margin was primarily the result of restructuring charges in fiscal 2013 stemming from Autodesk's reorganization.

•	Non-GAAP operating margin increased by approximately 135 basis points to 25% compared to 24% in fiscal 2012.*

•
GAAP diluted earnings per share decreased to $1.07, compared to $1.22 in fiscal 2012. The decrease in GAAP diluted earnings per share was primarily the result of restructuring charges in fiscal 2013 stemming from the reorganization.

•	Non-GAAP diluted earnings per share increased to a record $1.94, compared to non-GAAP diluted earnings per share of $1.74 in fiscal 2012.*

•	Fiscal 2013 ended with record total deferred revenue of $835 million, an increase of 16% from fiscal 2012.

•	Cash flow from operating activities was $559 million, compared to $574 million in fiscal 2012.

•	Autodesk made progress on key initiatives. Among other things, Autodesk launched cloud-based initiatives, including Autodesk360, which positions Autodesk for success in the future.

•	The stock price was $38.88 per share at January 31, 2013, compared to $36.00 per share at January 31, 2012.

•	TSR for the year was 8%, an improvement over the comparable performance for fiscal 2012.

The creation of sustainable long-term value for Autodesk's stockholders depends not only on strong financial performance in the near-term, but also on Autodesk's ability over the long-term to identify and develop high-quality software and services solutions. The Committee believes that the operational accomplishments achieved during fiscal 2013 position Autodesk for future success that should continue to be reflected in long-term value creation.
________________
* A reconciliation of GAAP to non-GAAP financial measures and other related information is available on pages 46-47 of Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Executive Compensation Decisions for Fiscal 2013 Performance

In recognition of Autodesk's absolute and relative performance in fiscal 2013, in March 2013, the Committee determined to reward the executive officers for their management of the business, while also providing meaningful incentives to achieve longer term financial goals and retain key talent. Given the feedback received from stockholders, the Committee implemented a revised performance stock unit award plan incorporating multi-year performance periods and a relative TSR modifier. A majority (60% for the CEO; 50% for other NEOs) of the long-term incentive compensation opportunities awarded in March 2013 for fiscal 2013 were performance-based. As described above, this compensation structure better aligns the long-term interests of the stockholders with the Committee's duty to retain and motivate key talent.

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Consistent with fiscal 2013 business results, the Committee took the following actions in March 2013:

Base Salary
The base salaries for the CEO and other Named Executive Officers were increased by 4%. The Committee made these increases to recognize the performance of the Named Executive Officers and to maintain the desired balance in their compensation mix between cash and equity.

Annual Cash Incentive Awards
Annual cash incentive awards for fiscal 2013 were awarded based on fiscal 2013 achievement of financial performance targets established by the Committee under the Autodesk Incentive Plan. Through these pre-established targets, the bonus pool was funded at 92.3% of the target annual cash incentive award opportunity for the CEO and at 92.3% of the target annual cash incentive award opportunity for each of the other Named Executive Officers, below fiscal 2012 levels. The decision to pay these amounts was based on the positive relative TSR performance of Autodesk's stock despite Autodesk achieving below target internal financial results. The percentage of target bonus attainment was based upon a predetermined formula blending the lower than targeted revenue growth and the near targeted non-GAAP operating margin.

Equity Awards
In March 2013, the Committee granted the Named Executive Officers equity awards in the form of performance stock unit awards (60% for the CEO; 50% for the other NEOs) and time-based restricted stock unit awards (40% for the CEO; 50% for the other NEOs). As described above, the value and earned amounts of the performance stock unit awards will be contingent upon achievement of revenue growth and non-GAAP operating margin performance targets and Autodesk relative TSR performance, aligning these awards with the long-term interests of the stockholders.

In determining the size of these equity awards, the Committee considered the practices of the companies in Autodesk's compensation peer group as well as the proper mix of cash and equity compensation to ensure that the equity awards motivate long-term value creation while satisfying the Committee's retention objectives. A significant influence on the size of these awards was the performance of the individuals in attaining financial and non-financial performance targets for fiscal 2013.

In addition, in response to stockholder feedback, the Committee and the CEO agreed to amend a performance-based restricted stock award previously granted to the CEO, discussed at page 38, to align the performance metrics more closely with the interests of stockholders. Rather than use metrics relating to the implementation of a strategic plan and talent management, the Committee and the CEO agreed to modify the metrics and vesting criteria to match those used for the newly adopted performance-based stock program.

Fiscal 2012 Business Summary

Because several of the compensation elements contained in the Summary Compensation Table for this Proxy Statement relate to Autodesk's performance in fiscal 2012, summary information about fiscal 2012 is presented here to provide context regarding the relevant compensation decisions by the Committee. In fiscal 2012, Autodesk successfully executed on many of its most critical business objectives, as reflected by strong absolute financial results:

•	Revenue was $2.2 billion, an increase of 14% compared to fiscal 2011 revenue of $2.0 billion.

•	GAAP operating margin increased approximately 210 basis points to 16%, compared to 14% in fiscal 2011.

•	Non-GAAP operating margin increased approximately 260 basis points to 24%, compared to 21% in fiscal 2011.*

•	GAAP diluted EPS increased 36% to $1.22, compared to $0.90 in fiscal 2011. Non-GAAP diluted EPS increased 32% to $1.74, compared to $1.31 in fiscal 2011.*

•	Despite these strong fiscal 2012 financial results, Autodesk's stock declined 12% from the end of fiscal 2011 to the end of fiscal 2012.
________________
* A reconciliation of GAAP to non-GAAP financial measures and other related information is available on pages 46-47 of Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Executive Compensation Decisions for Fiscal 2012 Performance

In recognition of Autodesk's strong absolute financial performance in fiscal 2012, in March 2012, the Committee determined to reward the executive officers for their effective management of the business. Given the greater use of performance-based equity awards among the companies in Autodesk's compensation peer group, the Committee introduced the use of performance stock unit awards for the executive officers. By doing so, the Committee ensured that a majority of the long-term compensation for the executive officers for fiscal 2012 was performance-based. Base salaries were increased between 4% and 13% reflecting performance and competitive practices, and actual cash incentive awards were determined based on achievement of pre-established performance targets for non-GAAP operating margin and revenue growth. This compensation structure better

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aligned the long-term interests of Autodesk's stockholders with the Committee's duty to retain and motivate key talent.

Consistent with fiscal 2012 business results, the Committee took the following actions in March 2012:

Base Salary
Increased the base salary of the CEO by 4% and the base salaries of the other Named Executive Officers by amounts ranging from 4% to 13%. The Committee made these increases to reward the individual performance of each of the Named Executive Officers, to properly align compensation levels with those of the compensation peer group, and to maintain the desired balance in their compensation mix between cash and equity.

Annual Cash Incentive Awards
Approved annual cash incentive awards for fiscal 2012 that, based on fiscal 2012 financial performance, were earned at 136.8% of the target annual cash incentive award opportunity for the CEO and at 112% to 120% of the target annual cash incentive award opportunity for each of the other Named Executive Officers. These amounts reflected the achievement of pre-established goals for non-GAAP operating margin and revenue growth under the executive incentive compensation plan, as well as the individual performance of each Named Executive Officer.

Equity Awards
In March 2012 and based on fiscal 2012 financial performance, the Committee granted the Named Executive Officers equity awards in the form of performance stock unit awards and time-based restricted stock unit awards. Both of these vehicles are aligned with the long-term interests of the stockholders because the value realized from the performance stock unit awards is dependent on Autodesk's revenue growth and non-GAAP operating margin targets. The Committee did not grant stock options to the NEOs.

In determining the size of these equity awards, the Committee considered the practices of the companies in Autodesk's compensation peer group as well as the proper mix of cash and equity compensation to motivate long-term value creation and satisfy retention objectives. The size of these awards also was influenced by the performance of the individuals in attaining Autodesk's financial and non-financial performance targets for fiscal 2012.

Additional Performance-Based Award for CEO
In March 2012, the Committee also granted an additional performance stock unit award to the CEO, the value of which was to be realized only if he satisfied specific strategic corporate and talent management performance objectives established by the Committee. In March 2013, the Committee determined that the CEO had fully met the established strategic corporate objectives and had attained 85% of the talent management performance objectives. Based in part on stockholder feedback, in March 2013, the Committee amended this award to refocus the second and third year performance periods solely on the achievement of specific revenue growth and non-GAAP operating margin targets as well as Relative TSR performance.

Executive Compensation Policies and Practices

Autodesk's executive compensation program is complemented by several policies and practices that strengthen the alignment of the executive compensation arrangements with the interests of stockholders and represent strong governance practices. The Committee implemented changes during fiscal 2012 and fiscal 2013 to improve the linkage of pay for performance and enhance a foundation of strong governance practices.

•
“Double-Trigger” Change in Control Arrangements and No Gross-Up Payments: The change in control program for executive officers provides payments and benefits only in the event of a qualifying termination of employment following a change in control of Autodesk. Further, the change in control plan does not provide executive officers with any tax reimbursements or “gross-ups” in the event of a change in control of Autodesk.

•	Effective Risk Management: Autodesk employs a strong risk management program with specific responsibilities assigned to management, the Board, and the Board's committees. Each year, the Committee evaluates Autodesk's compensation-related risk profile.

•	Hedging Prohibition: Company policy prohibits employees and directors from hedging.

•	Option Re-Pricing Prohibition: Autodesk is prohibited from re-pricing any outstanding options to purchase shares of Common Stock without express stockholder approval.

•	No Executive Benefits and Limited Perquisites: As a general practice, executive officers are not provided material benefits or special considerations that are not provided to other employees.

•
Compensation Mix: Autodesk emphasizes variable compensation balanced between short- and long-term performance (on average, 77% of the Named Executive Officers' fiscal 2013 total compensation opportunity was variable and “at risk”). In the case of

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the CEO, 89% of his fiscal 2013 total compensation opportunity was variable and “at risk” with 83% of that amount tied to Autodesk's absolute or relative financial performance.

•
Long-Term Performance Orientation: The majority of the Named Executive Officers' total compensation opportunity (on average, 60% in fiscal 2013) is dependent on Autodesk's long-term performance. Of the CEO's fiscal 2013 total compensation opportunity, 77% is dependent on Autodesk's long-term performance.

•	Multi-Year Equity Award Vesting: Typically, executive officer equity awards vest over three years periods.

•	Significant Stock Ownership Requirements: Executives are subject to mandatory stock ownership guidelines that are monitored on an annual basis.

•
Independent Compensation Committee and Adviser: The Committee determines compensation for the Named Executive Officers with the assistance of an independent compensation advisory consultant, Pay Governance, LLC.

Compensation Guiding Principles

The Committee believes that Autodesk's executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a sensible framework that is tied to corporate and individual performance and Autodesk long-term strategic goals. The general compensation objectives are to:

•	Motivate executive officers to achieve business and financial goals;

•	Balance rewards for short- and long-term performance;

•	Recruit and retain the highest caliber of executives through competitive rewards; and

•	Maintain general alignment in the philosophy used in compensating the executive officers and other employees.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•	Whether Autodesk achieves its short-term and long-term financial and non-financial objectives

•	The specific role and responsibility of the officer;

•	Individual officer's skills, competency and performance; and

•	Autodesk TSR.

The Committee consistently emphasizes variable compensation balanced between short and long-term performance. On average, 77% of the Named Executive Officers' fiscal 2013 total compensation opportunity was variable in nature and “at risk.

The executive compensation program includes performance-based short-term cash incentive compensation that rewards strong financial and operational performance, and long-term incentive compensation in the form of equity awards that reward both strong financial and operational performance and relative TSR performance. Short-term incentive cash payments are determined primarily by achievement of predetermined non-GAAP operating margin and revenue growth targets.

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The charts below demonstrate the pay mix of the three main components of fiscal 2013 compensation (base salary, short-term cash incentive and long-term equity compensation) for the Named Executive Officers.

The Compensation-Setting Process

The Committee determines the compensation for the executive officers including the CEO. The Committee reviews and revises executive officer compensation plans and arrangements and approves all components of each executive officer's compensation.

CEO Pay Decisions

The Committee prepares the CEO's annual performance review by obtaining formal input from the independent directors of the Board, including the Chairman, and from senior management. The CEO also submits a self-assessment focused on pre-established objectives agreed upon with the Board. The Committee meets as a group in executive sessions and separately meets with the independent directors of the Board to prepare the review, which is completed and presented to the CEO. This evaluation is used by the Committee to determine the CEO's base salary, target annual cash incentive awards, and equity awards. The Committee formulates a recommendation on CEO compensation, consults with the independent directors of the Board, and after consultation, approves the CEO compensation.

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Executive Officer Pay Decisions

The CEO makes recommendations to the Committee on the base salary, target annual cash incentive awards, and equity awards for each executive officer other than himself, based on his assessment of each executive officer's performance during the year and the CEO's review of compensation data gathered from compensation surveys. The CEO reports on each executive officer's performance during the year, detailing accomplishments, areas of strength, and areas for development. The CEO bases his evaluation on his knowledge of each executive officer's performance, an individual self-assessment completed by each executive officer, and feedback provided by each executive officer's direct reports. The Human Resources and the Compensation and Benefits Group assists the CEO in developing the executive officers' performance reviews and reviewing the market compensation data to determine the compensation recommendations.

In executing the responsibilities set forth in its charter, the Committee relies on several resources to provide input to the decision-making process:

•
Independent consultant: The Committee retained Pay Governance, LLC as its compensation adviser for fiscal 2013. Pay Governance provided advice and recommendations on many issues: total compensation philosophy; program design, including program goal, components, and metrics; compensation trends in the high technology sector and general market for senior executives; and the compensation of the CEO and the other executive officers. The Committee has considered the independence of Pay Governance in light of NASDAQ's new listing standards for compensation committee independence and the rules of the Securities and Exchange Commission. The Committee requested and received a written confirmation from Pay Governance addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Pay Governance did not raise any conflict of interest.

•
Management: The Committee also consults with management and Autodesk's Compensation and Benefits Group regarding executive and non-executive employee compensation plans and programs, including administering Autodesk's equity incentive plans.

Competitive Compensation Positioning

To ensure the executive compensation practices are competitive and consistent with the Committee's executive compensation guiding principles, Pay Governance provides the Committee with compensation data. This data is drawn from a group of companies in relevant industries as well as competitors for executive talent (the “compensation peer group”). The Committee uses this data, as well as information about broader technology industry compensation practices, when deliberating on the compensation of the executive officers.

For fiscal 2013 compensation decisions made in March 2012, the compensation peer group included the following companies:

Activision Blizzard, Inc.	Intuit, Inc.
Adobe Systems Incorporated	NetApp, Inc.
Akami Technologies, Inc.	Nuance Communications, Inc.
BMC Software, Inc.	Parametric Technology Corporation
CA, Inc.	Symantec Corporation
Citrix Systems, Inc.	VMware, Inc.
Electronic Arts, Inc.	Yahoo! Inc.

The compensation peer group is reviewed and updated each year, as necessary, to ensure that the comparisons remain meaningful. The compensation peer group was selected based upon multiple criteria including industry focus, scope and complexity, and whether we compete for talent. In assessing scope and complexity, companies were selected that met most, but not necessarily all, of the following criteria: similarity to Autodesk in terms of revenue, sales growth, free cash flow, market capitalization, and ratios of market value to sales and market value to employees. In addition, the Committee believes it is important that most of the compensation peer group companies be located in the same geographic region as Autodesk.

Following its evaluation of the stockholder feedback from the 2012 Annual Meeting of Stockholders, the Committee, with the assistance of Pay Governance, reviewed and updated the compensation peer group in an effort to refine the group of companies used for comparative purposes.

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As a result of this review, Symantec Corporation and Yahoo! Inc. were removed from the compensation peer group. The companies in the compensation peer group that was used during the latter portion of fiscal 2013 and into fiscal 2014 were as follows:

Company*	Reported Fiscal Year	Annual Revenues ($) (in billions)	Net Income (Loss) ($) (in billions)	Market Capitalization (as of January 31, 2013) ($) (in billions)
Activision Blizzard, Inc.	December 31, 2012	4.86	1.15	12.70
Adobe Systems, Inc.	November 30, 2012	4.40	0.83	18.87
Akamai Technologies, Inc.	December 31, 2012	1.37	0.20	7.24
BMC Software, Inc.	March 31, 2012	2.17	0.40	5.94
CA, Inc.	March 31, 2012	4.81	0.95	11.32
Citrix Systems, Inc.	December 31, 2012	2.59	0.35	13.64
Electronic Arts, Inc.	March 31, 2012	4.14	0.08	4.72
Intuit, Inc.	July 31, 2012	4.15	0.79	18.49
NetApp, Inc.	April 27, 2012	6.23	0.61	12.97
Nuance Communications, Inc.	September 30, 2012	1.65	0.21	7.61
Parametric Technology Corporation	September 30, 2012	1.26	(0.04)	2.78
VMware, Inc.	December 31, 2012	4.61	0.75	32.76
Autodesk, Inc.	January 31, 2013	2.31	0.25	8.70
Autodesk Percentile Ranking[1]		33%	33%	42%
Maximum		6.23	1.15	32.76
Minimum		1.26	(0.04)	2.78
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* The majority of these companies have headquarters in California.

Typically, the Committee exercises its subjective judgment in making decisions about overall compensation, the elements of compensation, the amount of each element of compensation, and the relative compensation among the executive officers and does not use a formula to set executive officer compensation in relation to this data. Specifically, the Committee references the median level of each compensation element among our compensation peer group companies, and sets the target total direct compensation opportunity for each of the executive officers to be at or about the median of total compensation packages for similar jobs offered by companies in the compensation peer group. In practice, actual compensation awards may be above or below the levels reflected by the compensation peer group, depending on Autodesk's financial performance and the individual experience, skills, and performance of each executive officer. The Committee believes that referencing the range of total compensation packages of the companies in the compensation peer group keeps Autodesk's compensation competitive and within market norms, while also providing flexibility for increases in compensation for those executive officers demonstrating extraordinary leadership and contributions and particular skills or expertise.

Special Meeting Proxy Statement 28

The Principal Elements of the Executive Compensation Program

The principal elements of Autodesk's executive compensation program are as follows:

Compensation Element	Source	Purpose	Features
Cash compensation	Base salary	Forms basis for competitive compensation package and rewards individual performance and experience	Fixed compensation; base salary level reflects competitive market conditions, individual performance, and internal equity
	Short-term cash award opportunities	Motivate achievement of specific growth and profitability objectives and maintain a high level of team and individual performance
Variable compensation; payments based upon achievement of revenue growth and non-GAAP operating margin targets for the fiscal year (for fiscal 2014 the CEO annual incentive metric is non-GAAP earnings per share relative to a target)

Equity compensation	Performance Stock Unit awards	Align compensation with key drivers of the business and stockholder returns Encourage focus on long-term strategic objectives
Initial target award determined by competitive market practices and corporate and individual performance in prior fiscal year

Vesting over three years after meeting pre-established revenue growth and non-GAAP operating margin performance levels (fiscal 2013 award; for fiscal 2014, relative TSR was added as an additional metric)

In the case of the CEO, vesting after meeting pre-established strategic performance objectives set by the Board

	Time-based restricted stock unit awards	Encourage focus on long-term strategic objectives Further align the interests of executive officers and stockholders	Award amount determined by competitive market practices and corporate and individual performance in fiscal year Vesting over three years
Base Salary

Base salary is used to provide the executive officers with a fixed amount of annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important retention tool that is not subject to the variability - and risk - associated with the short-term and long-term incentive elements of the executive compensation program. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility and skills required of each position, as well as market conditions and internal pay equity.

In March 2012, the Committee considered a base salary analysis of the compensation peer group, the CEO's assessment of each executive officer's experience, skills and performance level, the general state of the economy and Autodesk's performance. For the CEO, the Committee consulted the full Board to conduct a similar assessment of his experience, skills and performance. Based on those factors in the aggregate, the executive officers' base salaries were increased, on average by 6% for fiscal 2013.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee adopts performance targets and payout metrics for the annual cash incentive plans for the fiscal year. The annual cash incentive plans are intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives. On March 8, 2012, the Committee adopted minimum performance benchmarks for funding bonuses for the executive officers under the stockholder-approved Autodesk, Inc., Executive Incentive Plan for fiscal 2013 (the “Fiscal 2013 EIP”) and approved targets for the Autodesk Incentive Plan, the bonus plan established for all other employees of Autodesk, based on targeted revenue growth and non-GAAP operating margin (the “AIP Targets”).

Target Award Opportunities

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on his or her salary grade. These target opportunities are expressed as a percentage of the executive officer's annualized base salary, and range from 125% in the case of the CEO to 40% in the case of the Senior Vice President, Worldwide Sales and Services (who is also eligible for commission payments). An executive officer may receive

Special Meeting Proxy Statement 29

an actual award in an amount that exceeds or is less than his or her target award opportunity depending upon Autodesk's performance and the individual's performance against goals.

Corporate Performance Measures

The minimum funding level for the Fiscal 2013 EIP was based on Autodesk's financial performance as measured by revenue growth and non-GAAP operating margin for fiscal 2013. Each of these performance measures was to be equally considered to determine whether the objectives were met. The Committee set the target funding level for revenue growth from fiscal 2012 at 7%, and the target level for non-GAAP operating margin at 20%. Collectively, these target levels made up the target performance for the Fiscal 2013 EIP.

Similarly, the Committee set financial performance goals for the AIP Targets that set funding for the Autodesk Incentive Plan at 100% where Autodesk met a combination of several targeted revenue targets and non-GAAP operating margin goals. Anything below the set AIP Targets results in less than 100% funding and anything at or above the target performance for the AIP Targets results in more than 100% funding.

For purposes of both the Fiscal 2013 EIP and the AIP Target, “non-GAAP operating margin” meant operating margin excluding certain costs and expenses, including stock-based compensation expense, amortization of certain purchased intangibles, restructuring charges, and goodwill impairment charges. The Committee determined that using a non-GAAP, rather than a GAAP-based, formulation of operating margin would better focus the executive officers on the ongoing operations of the business and encourage the development of long-term growth strategies, such as acquisitions and in-process research and development investments.

Individual Performance Objectives

For fiscal 2013, the individual performance objectives for each Named Executive Officer involved:

•	Supporting the achievement of the corporate performance measure target levels as described above;

•	Reinventing the customers' experience in all of their interactions with Autodesk;

•	Making Autodesk a great place to work; and

•	Making Autodesk the recognized leader in 3D design, engineering, and entertainment software.

Short-Term Incentive Award Decisions

Awards are based not only on the financial performance targets discussed above, but also on an evaluation of each individual participant's performance. The Committee makes these determinations using its discretion, without weighing any particular factor or applying any prescribed formula in determining the amount of the actual awards.

For fiscal 2013, the Committee assessed each executive officer's individual goals, including management effectiveness, achievement of the broad corporate goals and performance of Autodesk's Common Stock relative to compensation peer group companies. At its March 2013 meeting, the Committee reviewed Autodesk's absolute and relative financial performance and the individual performance of each of the Named Executive Officers for fiscal 2013. The achievement of the absolute financial performance targets resulted in overall annual short-term cash incentive funding at 92.3% of the AIP Target short-term cash incentive amounts. While minimum Fiscal 2013 EIP thresholds were not met, given Autodesk's relative TSR, and the overall achievement of a 92.3% funding level for the AIP Target, the Committee determined to pay each Named Executive Officer at the funded level which was approximately 1,340 basis points lower than the short-term cash incentive funding level in 2012.

Special Meeting Proxy Statement 30

Accordingly, in March 2013, the Committee approved short-term cash incentive awards for the Named Executive Officers as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity ($)	Target Annual Cash Incentive Award Opportunity (as a percentage of base salary)	Actual Annual Short- Term Cash Award ($)	Actual Annual Short-Term Cash Award (as a percentage of base salary)
Carl Bass	1,237,500	125%	1,142,213	115%
Mark J. Hawkins	427,500	75%	394,583	69%
Jan Becker	296,250	75%	273,439	69%
Steve M. Blum (1)	170,000	40%	156,910	37%
Pascal W. Di Fronzo	318,750	75%	294,206	69%
Amar Hanspal	303,750	75%	280,361	69%
Robert Kross	296,250	75%	273,439	69%
_________________

(1)
The amounts disclosed for Mr. Blum do not include commissions for fiscal 2013 paid under his Sales Commission Plan for fiscal 2013. See the discussion below for details on his full short-term cash incentive including sales commission-based awards.

Sales Compensation Plan for Mr. Blum

In addition to receiving a short-term cash award, Mr. Blum was eligible to receive cash sales commissions based on Autodesk's achievement of specific revenue objectives for the fiscal year. For fiscal 2013, Mr. Blum's target commission-based cash incentive award opportunity was set at 30% of his overall target cash compensation opportunity (consisting of his base salary, target annual cash incentive award opportunity, and target commission-based cash incentive award opportunity). Of this commission-based target amount, 83% related to the achievement of a pre-established revenue objective, and 17% related to a pre-established contribution margin objective. While the potential payment with respect to the revenue objective was not capped, the potential payment with respect to the contribution margin objective had a maximum limit equal to the target level. Given the market environment that Autodesk was expected to face in fiscal 2013, the Committee believed that the target levels for these two objectives could be achieved through reasonable and diligent efforts.

For fiscal 2013, Autodesk's actual revenue was below the target level set for Mr. Blum (which was substantially the same as the target level established under the Fiscal 2013 EIP). However, Mr. Blum satisfied the target level for the contribution margin established for him. As a result, Mr. Blum's actual commission-based cash incentive was 8% below his target level and represented 29% of his overall actual cash compensation for the fiscal year.

The amount paid to Mr. Blum pursuant to his Sales Compensation Plan, as well as pursuant to all of his cash incentive award opportunities, for fiscal 2013 was as follows:

	Target Annual Cash Incentive Award Opportunity ($)	Target Annual Cash Incentive Award Opportunity (percentage of target annual cash incentive compensation opportunity)	Actual Annual Cash Incentive Award Opportunity ($)	Actual Annual Cash Incentive Award Opportunity (percentage of actual annual cash incentive compensation opportunity)
Sales commissions - revenue	212,500	25%	195,623	92%
Sales commissions - contribution margin	42,500	5%	38,250	90%
Fiscal 2013 Short -Term Cash Incentive	170,000	20%	156,910	92%
	425,000		390,783

Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation, in the form of equity awards, to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives. The value of these equity awards is based on the value of our Common Stock and, these awards help align the interests of executive officers with those of Autodesk's stockholders.

Special Meeting Proxy Statement 31

During fiscal 2013, the Committee approved equity awards for the Named Executive Officers composed of performance stock unit (“PSU”) awards and time-based restricted stock unit (“RSU”) awards. The Committee elected to use PSUs as the primary equity vehicle for the executive officers because these awards reflect a balance between significant upside potential for superior stock price performance, and decline in award size (to zero at the extreme) for performance that is below expectations.

The Committee exercises its judgment in determining the size of the equity awards granted to executive officers. For each eligible executive, the Committee considers the outstanding and unvested options to purchase shares of Common Stock, PSU awards, and RSU awards the executive already holds; the relative value of those equity awards compared to the awards held by other executive officers; the desired incentive mix between PSU awards and RSU awards; a compensation analysis prepared by the Committee's compensation consultant; and the individual experience, skills, and performance level of the executive officer.

Long-term incentive compensation in the form of equity awards represented a significant portion of the total direct compensation opportunity of the Named Executive Officers in fiscal 2013. Since equity awards are a variable form of compensation, their full value may not be realized due to stock market conditions, availability of trading windows, vesting conditions, award expiration, and similar factors.

March 2012 Equity Award Decisions

For the equity awards granted in March 2012 relating to the prior fiscal year (fiscal 2012) performance, the Committee took special consideration of Autodesk's absolute financial performance, including revenue growth and operating margin expansion. Specifically, the Committee reviewed the CEO's total compensation relative to these performance metrics to ensure alignment with the long-term interests of the stockholders, among other things.

In March 2012, the Committee granted equity awards to the Named Executive Officers in the following amounts:

Named Executive Officer	Target Number of Shares Subject to PSU Award (#)	Grant Date Fair Value of PSU Award ($)	Number of Shares Subject to RSU Award (#)	Grant Date Fair Value of RSU Award ($)	Grant Date Fair Value of Total Equity Award ($)
Carl Bass	82,500	3,012,900	82,500	3,012,900	6,025,800
Mark J. Hawkins	16,250	593,450	16,250	593,450	1,186,900
Jan Becker	12,500	456,500	12,500	456,500	913,000
Steve M. Blum	16,250	593,450	16,250	593,450	1,186,900
Pascal W. Di Fronzo	12,500	456,500	12,500	456,500	913,000
Amar Hanspal	16,000	584,320	16,000	584,320	1,168,640
Robert Kross	12,500	456,500	12,500	456,500	913,000

PSU Awards

For grants made in March 2012, PSUs are performance-based restricted stock unit awards pursuant to which the number of shares of Common Stock that may be earned is contingent upon Autodesk's absolute financial performance. The shares of Common Stock subject to each of these PSU awards were to be earned based upon Autodesk's revenue growth and non-GAAP operating margin performance for fiscal 2013, calculated under a pre-established performance matrix. The Committee established the fully funded target levels for the revenue performance measure at $2.5 billion and the target level for the non-GAAP operating margin performance measure at 26.0%. The Committee approved a matrix combining Autodesk's revenue growth and non-GAAP operating margin performance to account for performance levels that were higher or lower than the targeted levels. After the Committee determined the number of shares of Common Stock earned pursuant to the PSU awards, if any, such shares were to vest in three equal annual installments from the date of grant.

Special Meeting Proxy Statement 32

In March 2013, based upon a review of Autodesk's performance in the prior year (fiscal 2013), the Committee certified the March 2012 PSU awards attainment level at 92.3% of target. Based on this performance, the PSU awards were earned as follows:

Named Executive Officer	Target Number of Shares Subject to PSU Award (#)	Actual Number of Shares Earned Pursuant to PSU Award (#)	Grant Date Fair Value of Shares Earned Pursuant to PSU Award in Fiscal 2013 (#)
Carl Bass	82,500	76,170	2,781,728
Mark J. Hawkins	16,250	15,002	547,873
Jan Becker	12,500	11,540	421,441
Steve M. Blum	16,250	15,002	547,873
Pascal W. Di Fronzo	12,500	11,540	421,441
Amar Hanspal	16,000	14,722	537,647
Robert Kross	12,500	11,540	421,441

Specific Performance PSU Award for CEO

In March 2012, the Committee granted an additional PSU award to the CEO covering 110,000 shares of Common Stock, with the actual number of shares earned contingent upon the achievement of specific Board-
approved goals and objectives for (a) corporate performance objectives, involving specific outcomes and deliverables as agreed to with the Board related to Autodesk's strategic plan, and (b) management of executive talent (the “Specific Performance PSU Award”).

The number of shares of Common Stock the CEO could earn at the first annual vesting date and the related performance criteria for that award installment were as follows:

Target Number of Shares of Common Stock	Vesting Date	Performance Measure
18,500	March 25, 2013	Significant progress towards the design and implementation of a plan relating to management of executive talent
18,500	March 25, 2013	Significant progress towards the implementation of the strategic plan for Autodesk

If the Committee determined, in its sole discretion, that the CEO had not satisfied the applicable performance criteria before the applicable vesting date, this PSU award would be reduced or forfeited.

In March 2013, the Committee certified that (1) the CEO met 100% of the performance objectives for making significant progress toward the implementation of the strategic plan; and (2) the CEO met 85% of the performance objectives for making significant progress toward the design and implementation of a plan relating to management of executive talent. The CEO was therefore entitled to 18,500 shares for the first performance measure, and 15,725 shares for the second. The value of the earned shares for this Specific Performance PSU Award for the first year was $1,149,960.

After certifying these results, and considering stockholder feedback regarding the need for greater use of relative performance metrics for long-term executive compensation, in March 2013, the Committee amended this Specific Performance PSU Award so the second and third year performance periods will instead be based on attainment of revenue growth and non-GAAP operating margin targets as well as relative TSR, as described in the “Fiscal 2014 Equity Awards: New PSU Plan,” below.

RSU Awards

The shares of Common Stock subject to each of the time-based vesting RSU awards granted to the Named Executive Officers in fiscal 2013 vest in three equal annual installments from the date of grant.

Fiscal 2014 Equity Awards: New PSU Plan

In March 2013, the Committee granted RSU and PSU awards to the executive officers taking into account prior year (fiscal 2013) performance. In arriving at the total number of RSU awards and targeted PSU awards granted to each executive officer, the Committee considered the absolute and relative performance of Autodesk in fiscal 2013 and the individual performance of each of the executive officers. PSUs constituted 60% of the awards granted to the CEO, and 50% of the awards granted to the other Named Executive Officers. Specifically, the Committee granted equity awards to the Named Executive Officers in the following amounts:

Special Meeting Proxy Statement 33

Named Executive Officer	Target Number of Shares Subject to PSU Award (#)	Number of Shares Subject to RSU Award (#)
Carl Bass	126,000	84,000
Mark J. Hawkins	19,000	19,000
Jan Becker	13,000	13,000
Steve M. Blum	12,500	12,500
Pascal W. Di Fronzo	13,000	13,000
Amar Hanspal	15,000	15,000
Robert Kross	15,000	15,000

The PSU awards are based on a new PSU plan that was adopted following the stockholder engagement that occurred after the 2012 Annual Meeting. The design of the new PSU awards align with areas identified by stockholders as being of most critical importance, namely relative TSR, multi-year measurement, and comparison of Autodesk performance to that of other companies.

The actual number of shares earned will vary based on the following general terms and conditions of the PSU awards:

•
The PSU awards provide for the grant of a maximum number of shares that will be paid out in Common Stock if applicable performance criteria have been met. The performance criteria are based upon annual revenue and non-GAAP operating margin goals adopted by the Committee (the “Annual Financial Results”), as well as TSR compared against the S&P Computer Software Select Index (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once that Annual Financial Results percentage is established, it is multiplied by a percentage ranging from 80%-120% depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-180% of target.

•	Each PSU covers a three year period:

◦	Up to one third of the PSU may vest following year one depending upon the achievement of Annual Financial Results for year one as well as 1 year Relative TSR (covering year one).

◦	Up to one third of the PSU may vest following year two depending upon the achievement of Annual Financial Results for year two as well as 2 year Relative TSR (covering years one and two).

◦	Up to one third of the PSU may vest following year three depending upon the achievement of Annual Financial Results for year three as well as 3 year Relative TSR (covering years one, two and three).

Equity Incentive Deferral Plan

Prior to April 2013, Autodesk maintained the Autodesk, Inc. Equity Incentive Deferral Plan (the “Deferral Plan”). Under the Deferral Plan, executive officers were able to elect to defer up to 50% of their awards earned under the Fiscal 2013 EIP, and have any such deferred amounts granted in the form of RSU awards (the “Base RSU Award”). The Base RSU Award was fully vested as of the date of grant and had a distribution date on or about the third anniversary of the grant date. As an incentive for participating in the Deferral Plan, for every three shares of Common Stock subject to a Base RSU Award purchased by a participating executive officer, Autodesk agreed to grant a second RSU award covering one additional share of Common Stock (the “Premium RSU Award”). The Premium RSU Awards had vesting dates and distribution dates on or about the third anniversary of the grant dates.

As a result of the changes to the design of the overall long-term incentive compensation awards, including an increased emphasis on RSU awards and PSU awards, in September 2012 the Committee terminated the Deferral Plan, effective April 2013. While awards granted prior to that date will continue to be honored under the terms and conditions described above, the executive officers no longer have the ability to elect to defer their cash incentive awards.

Executive Benefits

Welfare and Other Employee Benefits

Autodesk has established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. The plan is intended to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, generally are not taxable to employees until withdrawn.

In addition, other benefits provided to the executive officers are the same as those provided to all of Autodesk's full-time employees. These benefits include medical, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Autodesk also makes contributions to health savings plans on behalf of any employee who is a participant in a plan with a high deductible feature.

Special Meeting Proxy Statement 34

Perquisites and Other Personal Benefits

Autodesk does not, as a general practice, provide material benefits or special considerations to the executive officers that it does not provide to other employees. From time to time, when deemed appropriate by the Committee, Autodesk provides certain executive officers perquisites and other personal benefits that are either competitively prudent or in Autodesk's best interest. In fiscal 2013, Mr. Hawkins, Executive Vice President and Chief Financial Officer, received certain living expenses due to the distance between his home and Autodesk's headquarters. Please see “Executive Compensation-Summary Compensation Table and Narrative Disclosure,” on page 43 for the aggregate amount of such perquisites. In addition, certain other non-material perquisites were provided to certain Named Executive Officers, as noted in the “Executive Compensation-Summary Compensation Table and Narrative Disclosure,” on page 43.

Employment Agreements and Post-Employment Compensation

Employment Agreement with the CEO

Autodesk entered into an amended and restated employment agreement with Carl Bass, President and Chief Executive Officer on March 8, 2012. Throughout fiscal 2013, this agreement provided general protection for Mr. Bass in the event of termination without cause or resignation for good reason (including change of control). Mr. Bass's employment agreement was a valuable tool to retain his services during fiscal 2013. The protections afforded to him in the event of a change of control provide Autodesk with an increased level of confidence that he will remain with Autodesk up to and for some period of time after a change of control. This in turn provides continuity in the event of a change in control, which may ultimately enhance stockholder value, and discourages benefits simply for consummating a change in control. This employment agreement was further amended and restated on March 21, 2013. Details of the agreements for Mr. Bass can be found beginning on page 50.

Change in Control Program

To ensure the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of the Named Executive Officers, other than the CEO, among other employees, is a participant in the Executive Change in Control Program. The payments and benefits available under the Executive Change in Control program are designed to encourage the Named Executive Officers' continued services in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition upon a change in control transaction. Further, these arrangements are intended to provide incentives to the Named Executive Officers to execute the wishes of the Board, even in the event that the Board takes an action that may result in the elimination of a Named Executive Officer's position.

The Executive Change in Control Program serves as a valuable tool to retain the services of executive officers in the event of a potential transaction and provides an increased level of confidence that the executive officers will remain with Autodesk for some period of time after a change in control. This provides continuity in the event of a change in control transaction, which may ultimately enhance stockholder value, and discourages payments and benefits simply for consummating a change in control transaction. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger.”) Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change in Control Arrangements and Employment Agreements” below.

Other Compensation Policies

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by the executive officers is important to tie the risks and rewards inherent in stock ownership to the executive officers. Consequently, in fiscal 2013 the Board adopted mandatory guidelines for stock ownership by executive officers, replacing the previous voluntary ownership guidelines. During fiscal 2013, these mandatory ownership guidelines required all executive officers to hold a fixed number of shares of Autodesk's Common Stock at the appropriate executive officer level. This is intended to create clear guidelines that tie a portion of the executive officer's net worth to the performance of Autodesk's stock price. The current stock ownership guidelines are as follows:

	CEO	Executive Vice President	Senior Vice President
Minimum number of shares to be owned	100,000	30,000	15,000

Executive officers have four years from the later of either (i) December 2013 or (ii) their promotion to a new, higher-level position to satisfy the required level of stock ownership. An executive officer can satisfy his or her required ownership level through exercising vested options

Special Meeting Proxy Statement 35

to purchase shares of Common Stock or by purchasing shares of Common Stock in the open market or through the Autodesk, Inc. Employee Qualified Stock Purchase Plan. For purposes of satisfying the required stock ownership level, both vested and unvested shares of restricted stock and shares of Common Stock subject to outstanding RSU awards are counted as owned.

As of the end of fiscal 2013, each of the Named Executive Officers satisfied the mandatory stock ownership guidelines.

Compensation Recovery Policy

Autodesk has not yet implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The Board intends to adopt a general compensation recovery, or clawback, policy covering annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Derivatives Trading and Hedging Policy

Executive officers, members of the Board, and all other employees are prohibited from investing in derivative securities related to Autodesk's Common Stock and engaging in short sales or other short-position transactions in shares of Autodesk's Common Stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of Common Stock or PSU or RSU awards, which have been granted by the Committee. Autodesk's insider trading policy prohibits the trading of derivatives or the hedging of Autodesk's common equity securities by all employees, including the executive officers, and members of the Board.

Equity Award Grant Policy

All equity awards granted to the executive officers are approved by the Committee. Approval of the annual equity awards for the executive officers occurs at the Committee's regularly-scheduled quarterly meetings.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of the tax laws and accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Code, which impacts deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Code generally limits the amount of remuneration that a company may deduct for federal income tax purposes in any taxable year with respect to the CEO and each of the next three most highly-compensated executive officers (excluding the chief financial officer) to $1 million. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code or satisfies the conditions of another exemption from the deduction limit. The compensation income realized upon the exercise of options to purchase shares of Common Stock granted under a stockholder-approved employee stock plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

The Autodesk Executive Incentive Plan and the 2012 Employee Stock Plan are structured with the intention that awards granted under these plans could qualify for tax deductibility. However, to maintain flexibility and promote simplicity in the administration of these arrangements, other compensation that may be awarded under these plans, such as annual incentive cash payments and PSU and RSU awards, are sometimes not designed to qualify for tax deductibility under the Code.

Further, while mindful of the benefit of full deductibility of the remuneration paid to senior executive officers, the Committee believes that Autodesk should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating the executive officers in a manner that can best promote Autodesk's objectives, which aligns the executive officers' interests with the stockholders' interests. Therefore, Autodesk has not adopted a policy that requires all compensation to be deductible. The Committee intends to continue to compensate the executive officers in a manner consistent with Autodesk's best interests and the best interests of the stockholders.

Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional nonqualified deferred compensation plans, certain equity awards, and severance

Special Meeting Proxy Statement 36

arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to comply with the applicable Section 409A conditions.

Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits. In addition, the relevant company, or a successor may forfeit a deduction on the amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2013, and has not agreed and is not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows ASC Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees, including executive officers, and members of the Board, including options to purchase shares of Common Stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Report of the Compensation Committee

The Compensation and Human Resources Committee of the Board of Directors, which is comprised solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its Charter, is responsible for determining the compensation of Autodesk's executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation S-K with Autodesk's management team. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Mary T. McDowell, Chair
Tom Georgens
Stacy J. Smith
Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Human Resources Committee are Mary T. McDowell, Tom Georgens and Stacy J. Smith. Per-Kristian Halvorsen served as a member of the Compensation and Human Resources Committee through June 7, 2012, the date of our 2012 Annual Meeting of Stockholders, and Steven M. West served as a member of the Compensation and Human Resources Committee through June 13, 2013, the date of our 2013 Annual Meeting of Stockholders. No director who served as a member of the Compensation and Human Resources Committee during fiscal 2013 or fiscal 2014 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any director who served as a member of the Compensation and Human Resources Committee during fiscal 2013 or fiscal 2014 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Special Meeting Proxy Statement 37

Summary Compensation Table and Narrative Disclosure

This narrative discussion, as well as the table and footnotes below, summarizes our Named Executive Officers’ compensation for fiscal 2013, 2012 and 2011. The Named Executive Officers are Carl Bass (President and Chief Executive Officer), Mark J. Hawkins (Executive Vice President and Chief Financial Officer), and the next three most highly compensated individuals who were serving as executive officers of Autodesk on January 31, 2013, the last day of our most recent fiscal year. In addition, Amar Hanspal (Senior Vice President, Information Modeling and Platform) and Robert Kross (Senior Vice President, Design, Lifecycle and Simulation) served as executive officers during fiscal 2013 and are Named Executive Officers for fiscal 2013. For information on our compensation objectives, see the discussion under the heading “Compensation Discussion and Analysis.”

Salary

Named Executive Officers are paid a cash-based salary. We did not provide equity or other non-cash items to our Named Executive Officers as salary compensation during fiscal 2013, 2012 and 2011.

Bonus

This column represents payments made to our Named Executive Officers for amounts that relate to: Autodesk and individual performance under the Autodesk, Inc. Incentive Performance plan; signing bonuses, as in the case of Mr. Hawkins, who received a sign-on bonus paid in two equal $100,000 installments, one of which was paid in fiscal 2011; and other miscellaneous payments, such as payments made in recognition of years of service as part of an Autodesk company-wide program.

Stock Awards and Option Awards

Amounts shown in these columns do not reflect compensation actually received by our Named Executive Officers. Instead, the amounts reported represent the aggregate grant date fair values of performance-based restricted stock unit (“PSU”) awards, restricted stock unit (“RSU”) awards and option awards, as determined pursuant to FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal 2013 Annual Report on Form 10-K filed on March 18, 2013.

Equity and Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan (EIP) for all executive officers shown. Amounts earned under our short-term cash incentive plan are paid in cash unless a participant elects to defer a portion of the earned amount as RSUs. (See note (f) below and “Compensation Discussion and Analysis” above for more information on these deferrals.) The amounts shown in the Non-Equity Incentive Plan Compensation column below reflect the total cash amounts awarded. The amounts shown in the Equity Incentive Deferral Plan Compensation column reflect the grant date fair value of RSUs granted in lieu of cash due to the participant’s decision to defer into RSUs a portion of the total short-term cash incentive plan (EIP) amount awarded. Cash amounts awarded under the EIP are payable in the first quarter of the following fiscal year.

All Other Compensation

This column represents all other compensation for the relevant fiscal year not reported in the previous columns, such as payment of relocation and temporary housing expenses, reimbursement of certain tax expenses, Autodesk’s matching contributions to pre-tax savings plans, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer, each individual perquisite is not separately identified and quantified.

Special Meeting Proxy Statement 38

The Summary Compensation Table below presents information concerning the total compensation of our Named Executive Officers for fiscal 2013, 2012 and 2011. Ms. Becker was not a Named Executive Officer in fiscal 2012 and fiscal 2011, so her compensation information is not presented for those periods. Mr. Blum was not a Named Executive Officer prior to fiscal 2012, so his compensation information is not presented for fiscal 2011. Mr. Hanspal was not a Named Executive Officer prior to fiscal 2013 so his compensation information is not presented for prior periods.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(d)	Stock Awards ($) (e)	Option Awards ($)	Equity Incentive Deferral Plan Compensation ($) (f)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Carl Bass,	2013	991,000	1,142,213	7,269,000	—	—	—	4,196	9,406,409
President and Chief	2012	945,192	950	8,762,000	4,386,870	—	1,300,000	4,202	15,399,214
Executive Officer	2011	920,769	—	—	3,704,727	—	1,429,000	6,184	6,060,680
Mark J. Hawkins,	2013	571,076	394,583	1,186,900	—	—	—	51,553	2,204,112
Executive Vice President and	2012	547,885	—	1,173,588	402,130	226,889	289,800	100,582	2,740,874
Chief Financial Officer (a)	2011	531,058	100,000	—	712,447	333,306	250,000	78,943	2,005,754
Jan Becker,	2013	395,557	275,289	913,000	—	—	—	4,095	1,587,941
Senior Vice President,
Human Resources and Corporate Real Estate
Steven M. Blum,	2013	428,269	157,860	1,186,900	—	—	233,873	16,438	2,023,340
Senior Vice President,	2012	378,080	—	1,666,450	731,145	—	392,754	13,467	3,181,896
Worldwide Sales and Services (b)
Pascal W. Di Fronzo,	2013	424,961	294,206	913,000	—	—	—	4,106	1,636,273
Senior Vice President,	2012	388,096	—	1,173,588	402,130	—	350,000	11,956	2,325,770
General Counsel and Secretary	2011	390,500	—	—	569,958	—	340,000	27,108	1,327,566
Amar Hanspal,	2013	407,173	280,361	1,168,640	—	—	—	7,268	1,863,442
Senior Vice President,
Information Modeling and Platform
Robert Kross,	2013	395,557	273,439	913,000	—	—	—	11,920	1,593,916
Senior Vice President,	2012	378,077	—	1,173,588	402,130	—	325,000	16,010	2,294,805
Design, Lifecycle and Simulation (c)	2011	369,692	—	—	569,958	—	350,000	4,686	1,294,336
 _____________

(a)
Mr. Hawkins’ fiscal 2013 other compensation includes a reimbursement of relocation expenses of $20,882 with an associated tax gross up of $18,333. In addition, Mr. Hawkins’ fiscal 2013 other compensation includes authorized spouse travel and gifts in connection with a business trip, tax gross-ups for certain perquisites, the 401(k) plan match, and standard health benefits.

(b)
Mr. Blum’s Non-Equity Incentive Plan Compensation consists of amounts earned as sales commissions during fiscal 2013 and as shown below. Commissions and sales bonuses are paid quarterly for the previous quarter’s commissions and bonus earned.

Fiscal 2013
Sales commissions	$195,623
Sales commissions—non-GAAP operating margin	38,250
Total	$233,873

Mr. Blum’s fiscal 2013 other compensation includes authorized spouse travel and gifts in connection with a business trip, the 401(k) plan match, tax gross-ups for certain perquisites, and standard health benefits.

(c)
Mr. Kross' fiscal 2013 other compensation includes authorized spouse travel and gifts in connection with a business trip, tax gross ups for certain perquisites, the 401(k) plan match, and standard health benefits.

(d)
Fiscal 2013 bonuses primarily relate to amounts paid under the Autodesk, Inc. Incentive Performance Plan, in recognition of Autodesk's performance under the metrics approved for that Plan. In addition, Ms. Becker and Mr. Blum received anniversary bonuses in recognition of their years of service.

Special Meeting Proxy Statement 39

(e)
Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 18, 2013. The maximum value of PSU awards is capped at 150% of target. The maximum values for PSU awards granted in fiscal 2013 are as follows: Mr. Bass: $4,519,350; Mr. Hawkins: $890,175; Ms. Becker: $684,750; Mr. Blum: $890,175; Mr. Di Fronzo: $684,750; Mr. Hanspal: $876,480; and Mr. Kross: $684,750. In addition, Mr. Bass received a PSU grant relating to certain specified strategic corporate and talent management performance objectives, with a maximum value of $1,243,200. Actual PSU awards earned in fiscal 2013 by the Named Executive Officers are shown in “Long-Term Incentive Compensation" in the “Compensation Discussion and Analysis.”

(f)
Prior to April 2013, we maintained the Deferral Plan. Under the Deferral Plan, participants were permitted to defer up to 50% of their EIP award in a given plan year. The deferred amount of such award was to be settled with RSUs granted to the participant. For detailed information on the Deferral Plan, see “Compensation Discussion and Analysis,” above.

Grants of Plan-Based Awards in Fiscal 2013

Grants of plan-based awards reflect grants made to our Named Executive Officers under our non-equity incentive plans and equity compensation plans during fiscal 2013.
The following table includes potential threshold, target and maximum amounts payable under our short-term cash incentive plan (EIP) for performance during fiscal 2013. However, these amounts do not reflect amounts actually earned under our EIP for fiscal 2013. The following table also includes amounts relating to PSUs and RSUs issued under our 2012 Employee Stock Plan. See “Change in Control Arrangements and Employment Agreements” below for a further description of certain terms relating to these awards. Awards included in the following table do not constitute additional compensation to the amounts included in the Summary Compensation Table. See “Annual Incentive Award Decisions" and “Long-Term Incentive Compensation" in the “Compensation Discussion and Analysis” beginning on page 23 for actual amounts earned in fiscal 2013 by the Named Executive Officers and further discussion of the role of plan-based and other awards in our overall executive compensation program.

Special Meeting Proxy Statement 40

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during fiscal 2013:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock (#)(c)	Grant Date Fair Value of Stock Awards and Option Awards ($) (d)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Carl Bass	3/8/2012		—	—	—	—	—	—	82,500	3,012,900
	3/8/2012		—	—	—	—	82,500	123,750	—	3,012,900
	12/5/2012	(e)	—	—	—	—	37,000	37,000	—	1,243,200
			—	1,237,500	2,351,250	—	—	—	—	—
Mark J.	3/8/2012		—	—	—	—	—	—	16,250	593,450
Hawkins	3/8/2012		—	—	—	—	16,250	24,375	—	593,450
			—	427,500	812,250	—	—	—	—	—
Jan Becker	3/8/2012		—	—	—	—	—	—	12,500	456,500
	3/8/2012		—	—	—	—	12,500	18,750	—	456,500
			—	296,250	562,875	—	—	—	—	—
Steve M.	3/8/2012		—	—	—	—	—	—	16,250	593,450
Blum	3/8/2012		—	—	—	—	16,250	24,375	—	593,450
			—	425,000	N/A	—	—	—	—	—
Pascal W.	3/8/2012		—	—	—	—	—	—	12,500	456,500
Di Fronzo	3/8/2012		—	—	—	—	12,500	18,750	—	456,500
			—	318,750	605,625	—	—	—	—	—
Amar	3/8/2012		—	—	—	—	—	—	16,000	584,320
Hanspal	3/8/2012		—	—	—	—	16,000	24,000	—	584,320
			—	303,750	577,125	—	—	—	—	—
Robert	3/8/2012		—	—	—	—	—	—	12,500	456,500
Kross	3/8/2012		—	—	—	—	12,500	18,750	—	456,500
			—	296,250	562,875	—	—	—	—	—
 ________________

(a)
Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal 2013, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation Programs.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible. Mr. Blum’s amount in the “target” column includes a fiscal 2013 target short-term cash incentive award of $170,000 and target sales commissions of $255,000. Mr. Blum’s maximum short-term cash incentive plan award is $323,000, or 190% of his target award. Sales commissions do not have a preset maximum limit.

(b)
Represents shares of our Common Stock subject to each of the PSU awards granted to the Named Executive Officers in fiscal 2013 under our 2012 Employee Stock Plan. These columns show the awards that were possible at the threshold, target and maximum levels of performance. Shares were to be earned based upon our revenue growth and non-GAAP operating margin performance for fiscal 2013, calculated under a pre-established performance matrix. The Committee established the target levels for the revenue performance measure at $2.5 billion and the target level for the non-GAAP operating margin performance measure at 26%. After the Committee determined the number of shares of Common Stock earned pursuant to the PSU awards, if any, such shares were to vest in three equal installments at the time of issuance and on the first and second anniversaries of the date of issuance. For Mr. Bass, amounts include an additional PSU award covering 37,000 shares of Common Stock, subject to being earned based upon achievement of (a) specific corporate performance objectives, involving specific outcomes and deliverables related to Autodesk's strategic plan and (b) management of executive talent. Actual PSU awards earned in fiscal 2013 by the Named Executive Officers under this program are shown in “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis.”

(c)	RSUs vest as to one-third of the units on an annual basis over three years from the date of grant.

(d)
Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 18, 2013. These amounts do not correspond to the actual value that will be realized by the Named Executive Officers upon the vesting of RSUs or the sale of the Common Stock underlying such awards.

(e)	The Compensation and Human Resources Committee approved the PSU award on March 8, 2012, but due to the accounting standards the award was not recognized as granted until December 5, 2012.

Special Meeting Proxy Statement 41

Outstanding Equity Awards at Fiscal 2013 Year End

The following table presents information concerning unexercised options and unvested RSU awards for each Named Executive Officer outstanding as of January 31, 2013. This table includes options and RSUs granted under the 2012 Employee Stock Plan, the 2008 Employee Stock Plan, the 2006 Employee Stock Plan and the 1996 Stock Plan. Unless otherwise indicated, all options granted to Named Executive Officers vest at the rate of 25% per year over the first four years of the option term and all RSU awards fully vest on the third anniversary of the grant date.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Carl Bass	3/18/2004	125,000		—	14.40	3/18/2014	—		$—	—		$—
	6/28/2004	150,000		—	20.69	6/28/2014	—		—	—		—
	6/14/2007	375,000		—	45.29	6/14/2013	—		—	—		—
	3/13/2008	400,000		—	34.53	3/13/2014	—		—	—		—
	2/2/2009	393,750		131,250	16.53	2/2/2016	—		—	—		—
	3/26/2010	195,000		195,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	75,000		225,000	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	34,225	(a)	1,330,668	—		—
	3/8/2012	—		—	—	—	76,147	(b)	2,960,595	—		—
	3/24/2011	—		—	—	—	132,000	(c)	5,132,160	—		—
	3/8/2012	—		—	—	—	82,500	(d)	3,207,600	—		—
Mark J. Hawkins	4/27/2009	—		37,500	19.01	4/27/2016	—		—	—		—
	3/26/2010	—		37,500	29.50	3/26/2017	—		—	—		—
	3/24/2011	—		20,625	43.81	3/24/2021	—		—	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	3/24/2011	—		—	—	—	—		—	1,902	(h)	73,950
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	—		—	1,553	(g)	60,381
	3/8/2012	—		—	—	—	16,250	(d)	631,800	—		—
	3/8/2012	—		—	—	—	14,998	(b)	583,122	—		—
Jan Becker	6/14/2007	50,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	45,000		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	2		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	15,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	11,537	(b)	448,559	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	12,500	(d)	486,000	—		—
Steve M. Blum	6/14/2007	65,000		—	45.29	6/14/2013	—		—	—		—
	6/29/2007	22,500	(i)	—	17.53	4/5/2014	—		—	—		—
	3/12/2008	20,706		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	41,250		13,750	16.53	2/2/2016	—		—	—		—
	3/25/2010	30,000		30,000	29.49	3/25/2017	—		—	—		—
	3/24/2011	12,500		37,500	43.81	3/24/2021	—		—	—		—
	3/24/2011	—		—	—	—	16,500	(c)	641,520	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	14,998	(b)	583,122	—		—

Special Meeting Proxy Statement 42

	3/8/2012	—		—	—	—	16,250	(d)	631,800	—		—
Pascal W. Di Fronzo	6/14/2007	75,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	22,502		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	56,250		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	30,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	11,537	(b)	448,559	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	12,500	(d)	486,000	—		—
Amar Hanspal	6/14/2007	75,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	45,000		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	56,250		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	30,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	8/6/2007	40,000	(i)	—	24.97	9/15/2014	—		—	—		—
	3/8/2012	—		—	—	—	14,768	(b)	574,180	—		—
	3/26/2010	—		—	—	—	—		—	745	(j)	28,966
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	—		—	963	(g)	37,441
	3/8/2012	—		—	—	—	16,000	(d)	622,080	—		—
Robert Kross	6/14/2007	65,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	45,000		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	37,500		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	30,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	11,537	(b)	448,559	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	12,500	(d)	486,000	—		—
________________

(a)
Award relates to earned amount of PSU award based on certain specified strategic corporate, and talent management performance objectives. The Compensation and Human Resources Committee approved the PSU award on March 8, 2012, but due to the accounting standards the award was not recognized as granted until December 5, 2012. The award was granted under the2012 Employee Plan and vests on March 25, 2013.

(b)
Awards granted on March 8, 2012, relate to a PSU award granted under the 2012 Employee Plan. The PSU award is to vest based on achievement of the performance goals for fiscal 2013 (such that achievement of a particular level of performance could result in no portion of the award vesting, the full award vesting, or some portion of the award vesting) in thirds for a period of three years from the grant date.

(c)	Awards granted on March 24, 2011, relate to RSU awards and vest in thirds for a period of three years from the grant date.

(d)	Awards granted on March 8, 2012, relate to RSU awards granted under the 2012 Employee Plan and vest in thirds for a period of three years from the grant date.

(e)	Awards granted on September 21, 2011, relate to RSU awards and fully vest within three years of the grant date.

(f)
Market value of RSUs that have not vested is computed by multiplying (i) $38.88, the closing price on the NASDAQ of Autodesk Common Stock on January 31, 2013, the last trading day of fiscal 2013, by (ii) the number of shares of stock underlying RSU awards.

(g)
Awards granted on March 8, 2012, to Mr. Hawkins and Mr. Hanspal relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2012. These awards vest on the third anniversary of the grant date.

(h)
Awards granted on March 24, 2011, to Mr. Hawkins relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2011. These awards vest on the third anniversary of the grant date.

(i)
Options granted on June 29, 2007, and August 6, 2007, to Mr. Blum and Mr. Hanspal relate to the re-grant of options that were amended and re-priced as a result of our 2007 voluntary review of historical stock option granting practices. These options have varied vesting schedules because the original option was split between an incentive stock option and a non-qualified stock option due to IRS regulations regarding the number of incentive stock options that can vest in any one calendar year, and because only the unexercised portion of the option was cancelled and re-granted.

(j)
Awards granted on March 26, 2010, to Mr. Hanspal relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2010. These awards vest on the third anniversary of the grant date.

Special Meeting Proxy Statement 43

Option Exercises and Stock Vested at Fiscal 2013 Year End

The following table presents certain information concerning the vesting of stock awards by each of the Named Executive Officers during fiscal 2013.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Carl Bass	218,750	1,518,125	68,000	2,428,960
Mark J. Hawkins	56,250	824,063	29,675	1,210,741
Jan Becker	121,428	1,820,275	8,958	319,980
Steve M. Blum	108,294	521,410	18,500	641,220
Pascal W. Di Fronzo	—	—	13,453	480,541
Amar Hanspal	—	—	10,348	369,630
Robert Kross	50,000	451,500	10,772	384,775
______________

(a)
For options exercised, reflects the number of shares acquired upon exercise multiplied by the difference between the closing market price of our Common Stock as reported on the NASDAQ on the date of exercise and the exercise price of the underlying stock option. For RSUs vested, reflects the number of shares acquired on vesting multiplied by the closing market price of our Common Stock as reported on the NASDAQ on the vesting date.

Nonqualified Deferred Compensation for Fiscal 2013

Under our Nonqualified Deferred Compensation Plan, certain United States-based officers (including Named Executive Officers) may defer compensation earned as salary, commissions or awards under the short-term cash incentive plan (EIP). Deferral elections are made by eligible executive officers each year during an “open enrollment” period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained our Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.

Special Meeting Proxy Statement 44

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal 2013:

Named Executive Officer	Executive Contributions in Fiscal Year ($) (a)	Aggregate Earnings/ (Losses) in Fiscal Year ($) (b)	Aggregate Balance at Fiscal Year End ($)
Carl Bass	—	—	—
Mark J. Hawkins	59,800	10,084	107,912
Jan Becker	—	18,778	1,145,326
Steve M. Blum	88,260	57,930	444,928
Pascal W. Di Fronzo	—	18,180	128,836
Amar Hanspal	—	3,048	21,396
Robert Kross	—	—	—
 _____________

(a)	Contributions in this column for Mr. Hawkins and Mr. Blum include $59,800 and $88,260, respectively, are reported as fiscal 2012 salary in the Summary Compensation Table.

(b)	None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.

Change in Control Arrangements and Employment Agreements

In an effort to ensure the continued service of our key executive officers in the event of a change in control, each of our current executive officers other than our CEO, among other employees, participate in an amended and restated Executive Change in Control Program (the “Program”) that was approved by the Board in March 2006 and amended most recently in December 2010. Mr. Bass does not participate in the Program and has a change in control provision in his employment agreement, as noted below.

Executive Change in Control Program

Under the terms of the Program, if, within twelve months of a "change in control", an executive officer who participates in the Program is terminated without "cause", or voluntarily terminates his or her employment for "good reason" (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicit agreement:

•	An amount equal to one and one-half times the sum of the executive officer’s annual base compensation and average annual bonus, payable in a lump sum;

•	The acceleration of all of the executive officer’s outstanding incentive equity awards, including stock options and RSUs; and

•
Reimbursement of the total applicable premium cost for medical and dental coverage for the executive officer and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the executive officer becomes covered under another employer’s employee benefit plans.

•
If the executive officer is terminated for any other reason, they will receive severance or other benefits only to the extent that they would be entitled to receive under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits by the executive officer.

As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.

Employment Agreement with Carl Bass (effective during the fiscal year ended January 31, 2013)

In March 2012, Autodesk entered into an amended and restated employment agreement with Carl Bass. This agreement was effective during the fiscal year ended January 31, 2013, and provided for, among other things, certain payments and benefits to be provided to Mr. Bass in the event his employment was terminated without “cause” or he resigned for “good reason,” including in connection with a “change of control” or following the completion of a Board requested executive “transition period”, as each such term was defined in Mr. Bass's employment agreement.

In the event Mr. Bass's employment was terminated by Autodesk without cause or if Mr. Bass resigned for good reason, and such termination was not in connection with a change of control, Mr. Bass would have received (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurred provided Autodesk bonus targets were satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) accelerated vesting for 24 months of his then-outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) a period of not less than 12 months to exercise any vested stock options that were granted to Mr. Bass on or after February 2, 2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (v) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 12 months following termination or the date Mr. Bass became covered under similar health plans. In addition, Mr. Bass was subject to non-solicitation and non-competition covenants for 12 months following a termination that gave rise to the severance benefits discussed above.

If, in connection with a change of control, Mr. Bass's employment was terminated by Autodesk without cause or if Mr. Bass resigned for good reason, Mr. Bass would have received (i) a lump sum payment in an amount equal to 200% of his then current annual base salary; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurred provided Autodesk bonus targets were satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; (iv) a period of not less than twelve (12) months to exercise any vested stock options that were granted to Mr. Bass on or after February 2, 2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (v) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 18 months following termination or the date Mr. Bass became covered under similar health plans.

Employment Agreement with Carl Bass (effective March 2013)

In March 2013, Autodesk entered into an amended and restated employment agreement with Carl Bass that increases his salary in fiscal 2014 and provides for, among other things, certain payments and benefits to be provided to Mr. Bass in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control” or following the completion of a Board requested executive “transition period”, as each such term is defined in Mr. Bass's employment agreement.

In the event Mr. Bass's employment is terminated by Autodesk without cause or if Mr. Bass resigns for good reason, and such termination is not in connection with a change of control, Mr. Bass will receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then-outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest, as if he had remained continuously employed by Autodesk through the end of the 12-month performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period; (v) a period of not less than 12 months to exercise any vested stock options that were granted to Mr. Bass on or after February 2, 2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (vi) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 12 months following termination or the date Mr. Bass becomes covered under similar health plans. In addition, Mr. Bass is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Mr. Bass's employment is terminated by Autodesk without cause or if Mr. Bass resigns for good reason, Mr. Bass will receive (i) a lump sum payment in an amount equal to 200% of his then current annual base salary; (ii) payout of his pro-rata bonus for the fiscal year of Autodesk in which termination occurs provided Autodesk bonus targets are satisfied, to be

Special Meeting Proxy Statement 46

paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; (iv) a period of not less than twelve (12) months to exercise any vested stock options that were granted to Mr. Bass by Autodesk on or after February 2,

2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (v) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 18 months following termination or the date Mr. Bass becomes covered under similar health plans.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the Named Executive Officers in the event of voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown for all Named Executive Officers assume that such termination was effective as of January 31, 2013, and include amounts earned through that date for all components of compensation, benefits and perquisites payable under the Executive Change in Control Program effective during the 2013 fiscal year. Mr. Bass does not participate in the Executive Change in Control Program. Amounts for Mr. Bass include certain items specified in his employment agreement, discussed above. Estimated amounts for share-based compensation are based on the closing price of our Common Stock on the NASDAQ on Thursday, January 31, 2013, which was $38.88 per share. The actual amounts for all Named Executive Officers to be paid out can only be determined at the time of such executive’s separation.

Special Meeting Proxy Statement 47

Carl Bass

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	1,980,000	—	1,980,000	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	1,179,667	—	—
Equity Awards (3)	—	12,336,102	—	17,379,097	—	—
Benefits and perquisites:
Health Insurance (4)	—	25,127	—	37,690	25,127	—
Disability Income (5)	—	—	—	—	2,318,937	—
Accidental Death or Dismemberment (6)	—	—	—	—	—	—
Life Insurance (7)	—	—	—	—	—	1,980,000
Accrued Vacation Pay (8)	—	—	—	—	—	—
Total Executive Benefits and Payments Upon Separation	—	14,341,229	—	20,576,454	2,344,064	1,980,000

Mark J. Hawkins

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	855,000	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	655,001	—	—
Equity Awards (3)	—	—	—	3,174,622	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	31,271	20,847	—
Disability Income (5)	—	—	—	—	2,801,939	—
Accidental Death or Dismemberment (6)	—	—	—	—	1,140,000	1,140,000
Life Insurance (7)	—	—	—	—	—	1,140,000
Total Executive Benefits and Payments Upon Separation	—	—	—	4,715,894	3,962,786	2,280,000

Special Meeting Proxy Statement 48

Jan Becker

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	592,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	455,000	—	—
Equity Awards (3)	—	—	—	2,316,899	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	31,896	21,264	—
Disability Income (5)	—	—	—	—	1,563,850	—
Accidental Death or Dismemberment (6)	—	—	—	—	395,000	395,000
Life Insurance (7)	—	—	—	—	—	790,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,396,295	1,980,114	1,185,000

Steven M. Blum

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	637,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	93,824	—	—
Sales Commissions and Bonus (9)	—	—	—	233,873	—	—
Equity Awards (3)	—	—	—	2,639,933	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	37,690	25,127	—
Disability Income (5)	—	—	—	—	2,955,358	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,642,820	4,980,485	4,000,000

Special Meeting Proxy Statement 49

Pascal W. Di Fronzo

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	637,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	478,125	—	—
Equity Awards (3)	—	—	—	2,316,899	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	35,701	23,800	—
Disability Income (5)	—	—	—	—	2,962,536	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,468,225	4,986,336	4,000,000

Amar Hanspal

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	607,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	449,375	—	—
Equity Awards (3)	—	—	—	2,631,787	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	37,690	25,127	—
Disability Income (5)	—	—	—	—	2,845,114	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,726,352	4,870,241	4,000,000

Special Meeting Proxy Statement 50

Robert Kross

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	592,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	472,500	—	—
Equity Awards (3)	—	—	—	2,316,898	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	26,735	17,824	—
Disability Income (5)	—	—	—	—	1,670,500	—
Accidental Death or Dismemberment (6)	—	—	—	—	790,000	790,000
Life Insurance (7)	—	—	—	—	—	395,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,408,633	2,478,324	1,185,000
 _____________

(1)
Base Salary: For Mr. Bass, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2013. For the other Named Executive Officers, the amounts shown would be paid in accordance with the Executive Change in Control Program effective during the 2013 fiscal year.

(2)
Short-Term Cash Incentive Plan (EIP): For Mr. Bass, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2013. For the other Named Executive Officers, the amounts shown would be paid in accordance with the Executive Change in Control Program effective during the 2013 fiscal year. These amounts are based on the cash value of the short-term cash incentive plan, regardless of the executive officers’ election to defer part of their short-term cash incentive as RSUs under the Equity Incentive Deferral Plan.

(3)
Equity Awards: For Mr. Bass, the amounts shown reflect the value of unvested equity awards accelerated in accordance with his employment agreement that was in effect as of January 31, 2013. For the other Named Executive Officers, the amounts shown reflect the value of unvested equity awards accelerated in accordance with the Executive Change in Control Program effective during the 2013 fiscal year. Reported values are based on (i) the excess of the closing price of our Common Stock on January 31, 2013 ($38.88 per share), over the exercise price with respect to unvested stock options, and (ii) the closing price of our Common Stock on January 31, 2013 ($38.88 per share) in the case of RSUs and PSUs.

(4)
Health Insurance: For Mr. Bass, in accordance with his employment agreement that was in effect as of January 31, 2013, these amounts represent the cost of continuing coverage for Mr. Bass and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects twelve months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflects eighteen months of coverage after separation. For the other Named Executive Officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for twelve months in accordance with Autodesk's benefits program, and (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for eighteen months after separation in accordance with the Executive Change in Control Program effective during the 2013 fiscal year.

(5)
Disability Income: Reflects the estimated present value of all future payments to each executive under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66- 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 65. These payments would be made by the insurance provider, not by Autodesk.

(6)
Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.

(7)	Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death.

(8)	Accrued Vacation Pay: At January 31, 2013, Mr. Bass had no accrued vacation.

(9)	Sales Commissions and Bonus: For Mr. Blum, amounts reflect the fiscal 2013 sales commissions and bonuses earned.

Special Meeting Proxy Statement 51

Compensation of Directors

During fiscal 2013, our non-employee directors, Crawford W. Beveridge, J. Hallam Dawson, Per-Kristian Halvorsen, Mary T. McDowell, Lorrie M. Norrington, Charles J. Robel, Stacy J. Smith and Steven M. West, were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and 8,300 RSUs
Non-executive Chairman of the Board	an additional	$65,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders' meeting and ends on the date of the next annual stockholders meeting (“Directors' Compensation Cycle”). Director compensation in the tables below represents the portion of annual compensation with respect to service during Autodesk's fiscal 2013.

For the June 16, 2011 through June 7, 2012 Directors' Compensation Cycle, each director could elect to receive up to 50% of his or her annual fee in cash, with the balance paid in the form of restricted stock issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The restricted stock was issued at the beginning of the Directors' Compensation Cycle on the date of the annual meeting of stockholders and vested on the date of the annual meeting of stockholders in the following year, provided that the recipient was a director on such date. For the period from June 16, 2011 through June 7, 2012, all of our non-employee directors, except Mr. Beveridge, Ms.

McDowell, Mr. Robel, and Mr. West, elected to convert 100% of the cash portion of their annual fees to restricted stock; Mr. Beveridge, Ms. McDowell, and Mr. West elected to receive 50% of their annual fees in the form of restricted stock; Mr. Robel elected to receive 60% of his annual fees in the form of restricted stock.

Starting with the annual meeting on June 7, 2012, each director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The RSUs are issued at the beginning of the Directors' Compensation Cycle on the date of the annual meeting of stockholders and will vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date. For the period from June 7, 2012 through June 13, 2013, all of our non-employee directors, except Mr. Beveridge, Mr. Robel, and Mr. West, elected to convert 100% of the cash portion of their annual fees to RSUs. Mr. Beveridge did not elect to receive any portion of his annual fees in the form of RSUs and instead received 100% cash. Mr. Robel elected to receive 80% of his annual fees in the form of RSUs. Mr. West elected to receive 20% of his annual fees in the form of RSUs.

If elected, cash compensation is accrued monthly and paid quarterly, in arrears.

Autodesk's 2012 Outside Directors' Stock Plan provides for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director is provided an initial grant of 12,400 RSUs, with subsequent annual grants of 8,300 RSUs (“Subsequent Annual RSUs”). The RSUs granted under the 2012 Outside Directors' Stock Plan upon election or appointment vest over a three-year period; Subsequent Annual RSUs vest over a one-year period.

Special Meeting Proxy Statement 52

The table below presents information concerning the compensation paid by us to each of our non-employee directors for fiscal 2013. Mr. Bass, who was our employee during fiscal 2013, did not receive additional compensation for his service as a director.

Director (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($)
Crawford W. Beveridge	140,000	275,893	415,893
J. Hallam Dawson	75,000	285,978	360,978
Per-Kristian Halvorsen	85,000	287,974	372,974
Mary T. McDowell	75,000	283,351	358,351
Lorrie M. Norrington	75,000	283,351	358,351
Charles J. Robel	100,000	285,590	385,590
Stacy J. Smith	75,000	280,736	355,736
Steven M. West	95,000	276,773	371,773
 ________________

(a)	Mr. Robel did not seek re-election to the Board at the 2013 Annual Meeting of Stockholders.
(b)Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during the 2013 Directors' Compensation Cycle, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal 2013 based on their elections. See footnote (c) for more information regarding the RSUs granted in lieu of cash.

Director	Fees Actually Paid in Cash ($)
Crawford W. Beveridge	115,500
J. Hallam Dawson	—
Per-Kristian Halvorsen	—
Mary T. McDowell	13,125
Lorrie M. Norrington	13,125
Charles J. Robel	27,000
Stacy J. Smith	26,250
Steven M. West	66,025

(c) The Stock Awards column reflects (i) the grant date fair value of the Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal 2013 in lieu of cash. The 20% represents the premium of the $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal 2013 Annual Report on Form 10-K filed on March 15, 2013. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the Common Stock underlying such awards.

Special Meeting Proxy Statement 53

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 16, 2011 in lieu of cash foregone for the June 16, 2011, through June 7, 2012, Directors' Compensation Cycle.

	Restricted Stock Unit
Director	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Crawford W. Beveridge	2,305	384	83,994	13,993
J. Hallam Dawson	2,469	411	89,970	14,977
Per-Kristian Halvorsen	2,799	466	101,996	16,981
Mary T. McDowell	1,234	205	44,967	7,470
Lorrie M. Norrington	1,234	205	44,967	7,470
Charles J. Robel	1,975	329	71,969	11,989
Stacy J. Smith	—	—	—	—
Steven M. West	1,564	260	56,992	9,474

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 7, 2012 in lieu of cash foregone for the June 7, 2012, through June 13, 2013, Directors' Compensation Cycle.

	Restricted Stock Unit
Director	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Crawford W. Beveridge	—	—	—	—
J. Hallam Dawson	2,756	459	89,983	14,986
Per-Kristian Halvorsen	3,124	520	101,999	16,978
Mary T. McDowell	2,756	459	89,983	14,986
Lorrie M. Norrington	2,756	459	89,983	14,986
Charles J. Robel	2,940	490	95,991	15,999
Stacy J. Smith	2,756	459	89,983	14,986
Steven M. West	698	116	22,790	3,787

The following table shows the total amounts and fair values of Subsequent Annual RSUs granted on June 7, 2012.

	Restricted Stock Unit
Director	Grant Date	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Crawford W. Beveridge	6/7/2012	8,300	270,995
J. Hallam Dawson	6/7/2012	8,300	270,995
Per-Kristian Halvorsen	6/7/2012	8,300	270,995
Mary T. McDowell	6/7/2012	8,300	270,995
Lorrie M. Norrington	6/7/2012	8,300	270,995
Charles J. Robel	6/7/2012	8,300	270,995
Stacy J. Smith	6/7/2012	8,300	270,995
Steven M. West	6/7/2012	8,300	270,995

Special Meeting Proxy Statement 54

The aggregate number of each director's stock options and RSUs outstanding at January 31, 2013 was:

Directors	Aggregate Number of Shares Underlying Outstanding Stock Options Outstanding	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Crawford W. Beveridge	100,000	8,300
J. Hallam Dawson	160,000	11,056
Per-Kristian Halvorsen	140,000	11,424
Mary T. McDowell	70,000	11,056
Lorrie M. Norrington	50,000	11,056
Charles J. Robel	90,000	11,240
Stacy J. Smith	50,000	11,056
Steven M. West	110,000	8,998

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2013.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions) (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (#)
Equity compensation plans approved by security holders	23.8	32.88	50.2	(1)
Equity compensation plans not approved by security holders (2)	0.2	12.53	—
Total	24.0	32.69	50.2
 ______________

(1)	Included in this amount are 36.2 million securities available for future issuance under Autodesk’s 1998 Employee Qualified Stock Purchase Plan.

(2)
Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which was terminated by the Board in December 2004. The Nonstatutory Stock Option Plan permitted the grant to eligible employees of options to purchase up to 16.9 million shares, all of which have been granted. Executive officers and members of the Board were not eligible to participate in this plan. The Nonstatutory Stock Option Plan was intended to help Autodesk attract and retain outstanding individuals in order to promote Autodesk’s success. Only nonstatutory stock options were granted under the Nonstatutory Stock Option Plan.

Special Meeting Proxy Statement 55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of October 31, 2013, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk Common Stock, each of Autodesk’s directors, each of the Named Executive Officers, and all directors and executive officers as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
T. Rowe Price Associates, Inc. (4)	14,298,153	6.4%
BlackRock, Inc. (5)	11,838,109	5.3%
The Vanguard Group, Inc. (6)	13,591,633	6.1%
Non-Employee Directors:
Crawford W. Beveridge (7)	106,173	*
J. Hallam Dawson (8)	165,756	*
Thomas Georgens (9)	—	*
Per-Kristian Halvorsen (10)	111,420	*
Mary T. McDowell (11)	83,932	*
Lorrie M. Norrington (12)	45,790	*
Betsy Rafael (13)	—	*
Stacy J. Smith (14)	44,556	*
Steven M. West (15)	56,605	*
Named Executive Officers:
Carl Bass (16)	1,085,586	*
Mark J. Hawkins (17)	28,268	*
Steven M. Blum (18)	174,141	*
Pascal W. Di Fronzo (19)	157,234	*
Jan Becker (20)	61,495	*
Amar Hanspal (21)	226,030	*
Robert Kross (22)	96,684	*
All directors and executive officers as a group (16 individuals) (23)	2,443,670	1.1%
 _______________
* Represents less than one percent (1%) of the outstanding Common Stock.

(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.

(2)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of October 31, 2013, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(3)	The total number of shares of Common Stock outstanding as of October 31, 2013, was 224,605,063.

(4)
As of December 31, 2012, the reporting date of T. Rowe Price Associates, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 7, 2013, T. Rowe Price Associates, Inc. was deemed to have sole voting power with respect to 4,647,578 shares and sole dispositive power with respect to 14,298,153 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)
As of December 31, 2012, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 8, 2013, BlackRock, Inc. was deemed to have sole voting and dispositive power with respect to 11,838,109 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
As of December 31, 2012, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 11, 2013, The Vanguard Group, Inc. was deemed to have sole voting power with respect to 399,370 shares, sole dispositive power with respect to 13,212,563 shares and shared dispositive power with respect to 379,070 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Includes 75,000 shares subject to options exercisable within 60 days of October 31, 2013. Includes 31,173 shares held by trust.

Special Meeting Proxy Statement 56

(8)	Includes 100,000 shares subject to options exercisable within 60 days of October 31, 2013. Includes 65,756 shares held by trust.

(9)	Upon appointment to the Board on March 21, 2013, Mr. Georgens was granted 12,400 restricted stock units, none of which vest within 60 days of March 31, 2013.

(10)	Includes 100,000 shares subject to options exercisable within 60 days of October 31, 2013.

(11)	Includes 70,000 shares subject to options exercisable within 60 days of October 31, 2013.

(12)	Includes 33,500 shares subject to options exercisable within 60 days of October 31, 2013.

(13)	Upon appointment to the Board on September 19, 2013, Ms. Rafael was granted 12,400 restricted stock units, none of which vest within 60 days of October 31, 2013.

(14)	Includes 33,500 shares subject to options exercisable within 60 days of October 31, 2013.

(15)	Includes 40,000 shares subject to options exercisable within 60 days of October 31, 2013. Includes 0 shares held by trust.

(16)
Includes 967,500 shares subject to options exercisable within 60 days of October 31, 2013. Includes 90,057 shares held by an irrevocable trust, as to which Mr. Bass holds sole voting rights, but no dispositive rights, as special voting trustee. Mr. Bass disclaims beneficial ownership of the shares held in trust except to the extent of his pecuniary interest.

(17)	Includes 13,750 shares subject to options exercisable within 60 days of October 31, 2013.

(18)	Includes 125,000 shares subject to options exercisable within 60 days of October 31, 2013.

(19)	Includes 156,252 shares subject to options exercisable within 60 days of October 31, 2013.

(20)	Includes 13,750 shares subject to options exercisable within 60 days of October 31, 2013.

(21)	Includes 218,750 shares subject to options exercisable within 60 days of October 31, 2013.

(22)	Includes 96,249 shares subject to options exercisable within 60 days of October 31, 2013.

(23)	Includes 2,043,251 shares subject to options exercisable, and restricted stock units that vest, within 60 days of October 31, 2013.

Special Meeting Proxy Statement 57

OTHER MATTERS
The Board does not know of any other matters to be presented at the Special Meeting. If any other matters are properly presented at the Special Meeting, shares of Common Stock represented by proxy will be voted in accordance with the discretion of the proxy holders.
It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. Autodesk urges you to vote at your earliest convenience.
THE BOARD OF DIRECTORS
December 3, 2013
San Rafael, California

Special Meeting Proxy Statement 58

Appendix A
AUTODESK, INC.
2012 EMPLOYEE STOCK PLAN
(AS AMENDED AND RESTATED EFFECTIVE
AS OF JANUARY [14], 2014)*

1.Purposes of the Plan. The purposes of this 2012 Employee Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, and to promote the success of the Company’s business.

2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
(c) “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Restricted Stock Units.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:
(i)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
________________
* The Plan was originally adopted by the Board on November 7, 2011 and approved by the stockholders on January 6, 2012. The Plan was amended and restated via Board approval on November 15, 2013, and was approved by the stockholders on January [14], 2014, to become effective on January [14], 2014.

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(iii)the sale or disposition by the Company of all or substantially all the Company’s assets; or
(iv)a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.
(i)“Common Stock” means the Common Stock of the Company.
(j)“Company” means Autodesk, Inc., a Delaware corporation, or any successor thereto.
(k)“Date of Grant” means, with respect to an Award, the date that the Award is granted and its exercise price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.
(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(n)“Earnings Per Share” means, as to any Performance Period, fully diluted earnings per share of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.
(o)“Effective Date” means January 6, 2012.
(p)“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of

Special Meeting Proxy Statement A-2

Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination; or
(ii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(iii)    If Fair Market Value is to be determined as of a date which is not a date on which the Common Stock is traded, then the Fair Market Value on such date shall be the Fair Market Value on the next subsequent trading date.
(s)“Fiscal Year” means a fiscal year of the Company.
(t)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Net Income” means, as to any Performance Period, net income for the Performance Period of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.
(v)“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(w)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
(x)“Operating Margins” means the ratio of Operating Income to Revenue.
(y)“Operating Income” means income from operations of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.
(z) “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.
(aa)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ab)“Participant” means the holder of an outstanding Award granted under the Plan.
(ac)“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to Awards of Restricted Stock or Restricted Stock Units. Such Performance Goals may be made applicable to Awards which are intended to comply with Section 162(m) of the Code, as well as Awards which not intended to comply with Section 162(m) of the Code. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Revenue, (b) Earnings Per Share, (c) Net Income, (d) Operating Margins, (e) Total Stockholder Return, (f) recurring revenue (including annualized), (g) bookings, (h) billings, (i) number of customers, (j) objective customer indicators, (k) expenses, (l) cost reduction goals, (m) economic value added, (n) cash flow (including operating cash flow or free cash flow), (o) cash flow per share, and (p) sales or revenue targets, including product or product family targets. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) on Pro Forma numbers, (ii) in absolute terms, (iii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iv) on a per share and/or share per capita basis, (v) against the performance of the Company as a whole or against particular segments, business units, industry groups or products of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the date on which such Performance Goals are determined, the Administrator shall stipulate whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (notwithstanding any other provision of the Plan, whether or not such determinations result in

Special Meeting Proxy Statement A-3

any Performance Goal being measured on a basis other than generally accepted accounting principles). Such stipulation may also be made after the date such Performance Goals are determined to the extent that such stipulation would not violate Section 162(m) of the Code.
(ad)“Performance Period” means any Fiscal Year or such longer period as determined by the Administrator in its sole discretion.
(ae)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.
(af)“Plan” means this 2012 Employee Stock Plan, as set forth in this instrument and as hereafter amended from time to time.
(ag)“Pro Forma” means calculation of a Performance Goal in a manner that excludes certain non-recurring, unusual or non-cash expenses or credits, such as restructuring expenses, extraordinary tax events, expenses or credits related to equity compensation or the like, acquisition related expenses and charges, extraordinary items, income or loss from discontinued operations, and/or gains or losses from early extinguishment of debt instead of conforming to generally accepted accounting principles.
(ah)“Restricted Stock” means an Award granted to a Participant pursuant to Section 9.
(ai)“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.
(aj)“Revenue” means net sales for the Performance Period of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.
(ak) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(al)“Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.
(am)“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(an)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ao)“Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.
3.Stock Subject to the Plan.
(a)Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 18,050,000 Shares plus that number of Shares remaining for issuance under the 2008 Employee Stock Plan as of January 6, 2012, not to exceed 8,500,000 Shares, plus that number of Shares that are subject to equity awards granted under the 2008 Employee Stock Plan, the 2008 Employee Stock Plan (as amended and restated), the 2006 Employee Stock Plan and the 1996 Stock Plan (collectively, the “Prior Plans”) which are outstanding as of January 6, 2012, not to exceed 6,000,000 Shares, and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plans, with the maximum aggregate total of Shares which may be issued under the Plan not to exceed 32,550,000 Shares.
(b)The Shares may be authorized, but unissued, or reacquired Common Stock. Subject to Section 3(c) hereof, if an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares)

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which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).
(c)    Notwithstanding anything to the contrary, each Share subject to an Incentive Stock Option or Nonqualified Stock Option shall be counted against the Shares authorized for issuance under the Plan as one Share. Each Share subject to an Award of Restricted Stock or Restricted Stock Units shall be counted against the Shares authorized for issuance under the Plan as 1.79 Shares. Each Share which is subject to an Award of Restricted Stock or Restricted Stock Units granted under the Plan which is forfeited to or repurchased by the Company pursuant to Section 3(b) hereof shall count as having returned 1.79 Shares to the total of number of Shares which are available for future grant or sale under the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. The Plan may be administered by the Board or different Committees with respect to different groups of Employees.
(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i)to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;
(ii)to select the Employees to whom Awards may be granted hereunder;
(iii)to determine whether and to what extent Awards are granted hereunder;
(iv)to determine the number of Shares to be covered by each Award granted hereunder;
(v)to approve forms of agreement for use under the Plan;
(vi)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. With respect to Options, such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

Special Meeting Proxy Statement A-5

(vii)to construe and interpret the terms of the Plan and Awards granted hereunder;
(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(ix)to modify or amend each Award (not inconsistent with the terms of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to allow Participants to satisfy withholding tax obligations in such manner as may be determined by the Administrator in accordance with the terms of the Plan;
(xii)    to determine the terms and restrictions applicable to Awards; and
(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.
5.Eligibility. Awards may be granted only to Employees.
6.No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.
7.Term of Plan. The Plan shall become effective on January 6, 2012 and continue in effect, unless terminated earlier, until June 30, 2022.

8.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Administrator in its sole discretion. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than a total of 1,500,000 Shares; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service. The Administrator may grant Incentive Stock Options, Nonstatutory Stock Options, or a combination thereof.
(b)Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than ten (10) years from the Date of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five (5) years from the Date of Grant. Subject to the five (5) and ten (10) year limits set forth in the preceding sentence, the Administrator may, after an Option is granted, extend the maximum term of the Option. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 8(b) shall comply with Code Section 409A.
(c)Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair

Special Meeting Proxy Statement A-6

Market Value per share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant.
Notwithstanding the foregoing, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant.
(d)No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).
(e)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.
(f)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:
(i)cash;
(ii)check;
(iii)other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)delivery to the Company of (A) a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and (B) the sale proceeds required to pay the exercise price;
(v)any combination of the foregoing methods of payment; or
(vi)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.
(g)Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.
An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of

Special Meeting Proxy Statement A-7

any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Share promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(h)Termination of Relationship as an Employee. If a Participant ceases to be an Employee, other than by reason of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent that the Participant was entitled to exercise it on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the date of the Participant’s termination, to the extent that the Participant was entitled to exercise it on the date of termination.
(i) Disability. If a Participant ceases to be an Employee by reason of the Participant’s Disability, the Participant may exercise his or her Option for twelve (12) months following the date of the Participant’s termination, to the extent that the Participant was entitled to exercise it on the date of termination.
(j)Death of Participant. If a Participant ceases to be an Employee by reason of the Participant’s death, the Option may be exercised for twelve (12) months following the date of the Participant’s death, to the extent that the Participant was entitled to exercise it on such date, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.
(k)General. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant (or the Participant’s beneficiary or representative, as the case may be) does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(l)     ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(k), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
9.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 750,000 Shares of Restricted Stock (and/or Restricted Stock

Special Meeting Proxy Statement A-8

Units); provided, however, that such limit shall be 1,500,000 Shares in the Participant’s first Fiscal Year of Company service.
(b)Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 9(d).
(i)General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), the achievement of Performance Goals, applicable federal or state securities laws, other Applicable Laws, or any other basis determined by the Administrator in its discretion.
(ii)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).
(iii)Legend. The Administrator, in its discretion, may legend the Shares representing Restricted Stock to give appropriate notice of such restrictions.
(e)Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9(d)(iii) removed from his or her Share, and the Shares shall be freely transferable by the Participant. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
(f)Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.
(h)Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

Special Meeting Proxy Statement A-9

10.Restricted Stock Units.
(a)Grant of Restricted Stock Units. Restricted Stock Units may be granted to Employees at any time and from time to time, as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 750,000 Restricted Stock Units (and/or Shares of Restricted Stock); provided, however, that such limit shall be 1,500,000 Restricted Stock Units in the Participant’s first Fiscal Year of Company service.
(b)Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
(c)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(d)Performance Objectives and Other Terms. The Administrator, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(i)General Performance Objectives, Performance Goals or Vesting Criteria. The Administrator may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, Performance Goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion (for example, but not by way of limitation, continuous service as an Employee).
(ii)Section 162(m) Performance Objectives. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
(e)Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Restricted Stock Unit.
(f)Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 18). The Administrator, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.
(g)Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company and, except as otherwise determined by the Administrator, again shall be available for grant under the Plan.

Special Meeting Proxy Statement A-10

11.Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during any leave of absence approved by the Administrator.
12.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award shall in no event be transferable for value. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.
13.Adjustments Upon Changes in Capitalization.
(a)Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share of Common Stock covered by each such outstanding Award and the 162(m) Fiscal Year share issuance limits under Sections 8(a), 9(a) and 10(a) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change of Control. In the event of a Change of Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and all Restricted Stock Units shall become fully vested; provided, however, that, with respect to Awards with performance-based vesting, including but not limited to Restricted Stock and Restricted Stock Units, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically

Special Meeting Proxy Statement A-11

that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.
For the purposes of this paragraph, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or upon the payout of the Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
14.Amendment and Termination of the Plan.
(a)Amendment and Termination. Subject to Section 8(d) hereof, the Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.
15.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise or receipt of Shares pursuant to an Award, the Company may require the person exercising or receiving Shares pursuant to an Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.Liability of Company.
(a)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(b)Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the Date of Grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an

Special Meeting Proxy Statement A-12

amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.
17.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
18.Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.
19.Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
20.No Rights as Stockholder. Except to the limited extent provided in Sections 9(f) or 9(g), no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
21.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Administrator (in its discretion), the Participant’s Award may, in the Administrator’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.
22.Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or the applicable Award Agreement to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
23.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

Special Meeting Proxy Statement A-13

24.Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
25.Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
26.Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
27.Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
28.Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).
29.Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Special Meeting Proxy Statement A-14

VOTE BY INTERNET - www.proxyvote.com
AUTODESK, INC. 111 MCINNIS PARKWAY SAN RAFAEL, CA 94903
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
1. Approve an amendment to the Autodesk, Inc. 2012 Employee Stock Plan to increase the number of shares reserved for issuance under the plan by 11,350,000 shares and add new performance goals.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on January 14, 2014:
The Combined Document is/are available at www.proxyvote.com.

Special Meeting OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. (“Autodesk”), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated December 3, 2013, and hereby appoints Carl Bass and Pascal W. Di Fronzo, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Autodesk to be held on January 14, 2014, at 3:00 p.m., Pacific time, at The Landmark, One Market Street, 2nd Floor, San Francisco, CA 94105 and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form. This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the approval of an amendment to the Autodesk, Inc. 2012 Employee Stock Plan to increase the number of shares reserved for issuance under the plan by 11,350,000 shares and add new performance goals as described in the accompanying proxy statement.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Continued and to be signed on reverse side